UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☒ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

Cue Biopharma, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION DATED MARCH 6, 2026

CUE BIOPHARMA, INC.

40 Guest Street

Boston, Massachusetts 02135

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Monday, April 13, 2026

Dear Stockholder:

You are cordially invited to the 2026 Annual Meeting of Stockholders, or the Annual Meeting, of Cue Biopharma, Inc. The Annual Meeting will be held exclusively via the Internet in a virtual meeting format at www.virtualshareholdermeeting.com/CUE2026 on Monday, April 13, 2026 at 9:00 a.m. Eastern Time. The stockholders will consider and vote on the following matters:

1.
The election of seven nominees to our board of directors (Proposal 1);
2.
The ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal 2);
3.
The approval, on a non-binding advisory basis, of the compensation of our named executive officers (Proposal 3);
4.
The adoption and approval of an amendment to our Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our issued shares of common stock at a ratio within the range of not less than 1-for-30 and not more than 1-for-50, with the exact ratio within such range and the implementation and timing of such reverse stock split to be determined at the sole discretion of our board of directors without further approval or authorization of our stockholders (Proposal 4); and
5.
The transaction of any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Our stockholders of record as of the close of business on March 9, 2026, or the record date, are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote and ask questions, stockholders of record should go to the meeting website at www.virtualshareholdermeeting.com/CUE2026, enter the 16-digit control number found on your proxy card or voting instruction form and follow the instructions on the website.

A printed copy of our proxy materials, including this Proxy Statement, our 2025 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and a proxy card, is being mailed to our stockholders on or about March [__], 2026 and sent by email to our stockholders who have opted for such means of delivery on or about March [__], 2026.

We encourage all stockholders to attend the Annual Meeting online. However, whether or not you plan to attend the Annual Meeting online, we encourage you to read the Proxy Statement and submit your proxy or voting instructions as soon as possible. Please review the instructions on how to vote your shares online during the Annual Meeting as described in the Proxy Statement.

By the Order of the Board of Directors,

/s/ Colin Sandercock

Colin Sandercock

Senior Vice President, General Counsel and Secretary

Boston, Massachusetts

March [__], 2026

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting of Stockholders to be Held on April 13, 2026: You will be able to view this Proxy Statement, our 2025 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and a proxy card or voting instruction form online at www.proxyvote.com.

INFORMATION CONCERNING SOLICITATION AND VOTING	1

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	2

PROPOSAL 1: ELECTION OF DIRECTORS	8

CORPORATE GOVERNANCE	11

EXECUTIVE OFFICERS	21

EXECUTIVE COMPENSATION	22

EQUITY COMPENSATION PLAN INFORMATION	33

TRANSACTIONS WITH RELATED PERSONS	33

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	35

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	37

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION	38

PROPOSAL 4: ADOPTION AND APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT	39

STOCKHOLDER PROPOSALS FOR OUR 2027 ANNUAL MEETING	49

HOUSEHOLDING OF ANNUAL MEETING MATERIALS	50

OTHER MATTERS	50

APPENDIX A: CERTIFICATE OF AMENDMENT	A-1

CUE BIOPHARMA, INC.

40 Guest Street

Boston, Massachusetts 02135

PROXY STATEMENT FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Monday, April 13, 2026

INFORMATION CONCERNING SOLICITATION AND VOTING

This Proxy Statement contains information about our 2026 annual meeting of stockholders, or the Annual Meeting. The meeting will be held on Monday, April 13, 2026 at 9:00 a.m. Eastern Time. The Annual Meeting will be held exclusively via the Internet in a virtual meeting format at www.virtualshareholdermeeting.com/CUE2026. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. Except where the context otherwise requires, references to “Cue Biopharma,” “the Company,” “we,” “us,” “our” and similar terms refer to Cue Biopharma, Inc. and its consolidated subsidiary. References to our website are inactive textual references only and the contents of our website are not incorporated by reference into this Proxy Statement.

This Proxy Statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by our board of directors for use at the Annual Meeting and at any adjournment or postponement of that meeting. All proxies will be voted in accordance with the instructions they contain. If you do not specify your voting instructions on your proxy, it will be voted in accordance with the recommendations of our board of directors. We are making this Proxy Statement, our 2025 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and a proxy card available to stockholders for the first time on or about March [__], 2026.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q. Why do I have access to these materials?

A. We have made these proxy materials available to you because our board of directors is soliciting your proxy to vote at the Annual Meeting to be held on Monday, April 13, 2026 at 9:00 a.m. Eastern Time, including at any adjournment or postponement of the meeting. As a holder of record of common stock as of the close of business on March 9, 2026, you are invited to attend the Annual Meeting online and are requested to vote on the items of business described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you under the rules adopted by the Securities and Exchange Commission, or SEC, and that is designed to assist you in voting your shares.

Q. What is the purpose of the Annual Meeting?

A. At the Annual Meeting, stockholders will consider and vote on the following matters:

(1)
The election of seven directors, Usman Azam, Peter A. Kiener, Frank Morich, Pamela Garzone, Patrick Verheyen, Jill Broadfoot and Pasha Sarraf, for a one-year term expiring at the 2027 annual meeting of stockholders and until their respective successors have duly been elected and qualified (Proposal 1).
(2)
The ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal 2).
(3)
The approval, on a non-binding advisory basis, of the compensation of our named executive officers (Proposal 3).
(4)
The adoption and approval of an amendment to our Amended and Restated Certificate of Incorporation, as amended, or our Certificate of Incorporation, to effect a reverse stock split of our issued shares of common stock at a ratio within the range of not less than 1-for-30 and not more than 1-for-50, with the exact ratio within such range and the implementation and timing of such reverse stock split to be determined at the sole discretion of our board of directors without further approval or authorization of our stockholders (Proposal 4).
(5)
The transaction of any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Q. Why is the Annual Meeting a virtual, online meeting?

A. The Annual Meeting will be a virtual meeting of stockholders where stockholders will participate by accessing a website using the Internet. There will not be a physical meeting location. We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at the Annual Meeting by enabling stockholders to participate from any location around the world. The Annual Meeting will be governed by our Rules of Conduct and Procedures which will be posted during the meeting at www.virtualshareholdermeeting.com/CUE2026. We have designed the virtual annual meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.

Q. How do I virtually attend the Annual Meeting?

A. Stockholders of record as of the close of business on the record date are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote and ask questions, stockholders of record should go to the meeting website at www.virtualshareholdermeeting.com/CUE2026, enter the 16-digit control number found on your proxy card or voting instruction form and follow the instructions on the website. If your shares are held in street name and your voting instruction form indicates that you may vote those shares through www.proxyvote.com, then you may access, participate in and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form. Otherwise, stockholders who hold their shares in street name should contact their bank, brokerage firm or other nominee and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.

The webcast of the Annual Meeting will start on Monday, April 13, 2026 at 9:00 a.m. Eastern Time.

Q. Who can vote?

A. Only stockholders of record at the close of business on March 9, 2026, the record date for the Annual Meeting, are entitled to vote at the Annual Meeting. On this record date, there were [___________] shares of our common stock outstanding. Common stock is our only class of stock outstanding.

Q. How many votes do I have?

A. Each share of our common stock that you own as of the record date, March 9, 2026, entitles you to one vote on each matter that is voted on.

Q. Is my vote important?

A. Your vote is important no matter how many shares you own. Please take the time to vote. Take a moment to read the instructions, choose the way to vote that is the easiest and most convenient for you and cast your vote as soon as possible.

Q. How do I vote?

A. If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank, brokerage firm or other nominee, you may vote:

(1)
Over the Internet or by Telephone: You may submit your voting instructions by proxy, by phone or via the internet by following the instructions provided in the proxy card. If you vote over the Internet, you do not need to complete and mail your proxy card or vote your proxy by telephone. Your vote must be received by 11:59 p.m. Eastern Time on April 12, 2026 to be counted.
(2)
By Mail: To vote using the printed proxy card, simply complete, sign and date the proxy card and return it promptly in the postage prepaid envelope provided to Proxy Tabulator for Cue Biopharma, Inc., Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by mail, you do not need to vote over the Internet or by telephone. If we receive the proxy card no later than April 12, 2026, we will vote your shares as you direct.
(3)
Online During the Annual Meeting: You may vote by attending the Annual Meeting online. Please visit www.virtualshareholdermeeting.com/CUE2026 and enter the 16-digit control number included in your proxy card.

If your shares are held in “street name,” meaning they are held for your account by a bank, brokerage firm or other nominee, you may vote:

(1)
Over the Internet or by Telephone: You will receive instructions from your bank, brokerage firm or other nominee if they permit Internet or telephone voting. You should follow those instructions.
(2)
By Mail: You will receive instructions from your bank, brokerage firm or other nominee explaining how you can vote your shares by mail. You should follow those instructions.
(3)
Online During the Annual Meeting: You must request a legal proxy from your bank, brokerage firm or other nominee in order to vote during the Annual Meeting. If you obtain such legal proxy, you may vote by attending the Annual Meeting online. Please visit www.virtualshareholdermeeting.com/CUE2026 and enter the 16-digit control number included in your voting instruction form.

Q. Can I change my vote?

A. If your shares are registered directly in your name, you may revoke your proxy and change your vote by following one of the below procedures:

(1)
Vote over the Internet or by telephone as instructed above under “Over the Internet or by Telephone.” Only your latest Internet or telephone vote is counted. You may not change your vote over the Internet or by telephone after 11:59 p.m. Eastern Time, on April 12, 2026.
(2)
Sign and complete a new proxy card and send it by mail to Proxy Tabulator for Cue Biopharma, Inc., Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Broadridge must receive the proxy card no later than April 12, 2026. Only your latest dated proxy will be counted.
(3)
Virtually attend the Annual Meeting online and vote online as instructed above. Attending the Annual Meeting alone will not revoke your Internet vote, telephone vote or proxy submitted by mail, as the case may be.
(4)
Give our corporate secretary written notice before or at the Annual Meeting that you want to revoke your proxy. Such written notice should be sent to Cue Biopharma, Inc., Attention: Secretary, 40 Guest Street, Boston, Massachusetts 02135. Our corporate secretary must receive your notice of revocation no later than April 11, 2026.

If your shares are held in “street name,” you may submit new voting instructions with a later date by contacting your bank, brokerage firm or other nominee. You may also vote virtually at the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a legal proxy from your bank, brokerage firm or other nominee as described in the answer to the question “How do I vote?” above.

Q. Will my shares be voted if I do not return my proxy or do not give specific voting instructions?

A. If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone or by returning your proxy card by mail or online while virtually attending the Annual Meeting. If you are a stockholder of record and you submit your proxy or sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the meeting.

If your shares are held in “street name,” your bank, brokerage firm or other nominee may under certain circumstances vote your shares if you do not return your voting instructions. Banks, brokerage firms and other nominees can vote your shares on discretionary matters in the absence of voting instructions from you but they will not be allowed to vote your shares with respect to non-discretionary matters such as the election of directors. If you do not return voting instructions to your bank, brokerage firm or other nominee to vote your shares, your bank, brokerage firm or other nominee may, on discretionary matters, either vote your shares or leave your shares unvoted.

Your bank, brokerage firm or other nominee cannot vote your shares on any matter that is not considered discretionary. Proposal 1 (the election of directors) and Proposal 3 (the advisory vote on the compensation paid to our named executive officers) are not expected to be considered discretionary matters. If you do not instruct your bank, brokerage firm or other nominee how to vote with respect to these proposals, we expect that your bank, brokerage firm or other nominee may not vote with respect to these proposals and those votes will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank, brokerage firm or other nominee that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter. Proposal 2 (the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026) and Proposal 4 (the adoption and approval of an amendment to our Certificate of Incorporation to effect a reverse stock split) are expected to be considered discretionary matters, and we expect that your bank, brokerage firm or other nominee will be able to exercise discretionary authority to vote on these proposals even if it does not receive voting instructions from you, so long as it holds your shares in its name. We encourage you to provide voting instructions to your bank, brokerage firm or other nominee. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your bank, brokerage firm or other nominee about how to submit your voting instructions.

Q. May I see a list of stockholders entitled to vote as of the record date?

A. A list of registered stockholders as of the close of business on the record date will be available for examination by any stockholder for any purpose germane to the Annual Meeting for a period of 10 days ending on the day before the Annual Meeting and also during the Annual Meeting by visiting www.virtualshareholdermeeting.com/CUE2026 and entering the 16-digit control number included in your proxy card.

Q. How many shares must be represented to hold the Annual Meeting?

A. A majority of our shares of common stock issued and outstanding at the record date and entitled to vote at the Annual Meeting must be present virtually or represented by proxy to hold the Annual Meeting. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone, by completing and submitting a proxy card by mail or that are represented virtually at the meeting. Abstentions and broker non-votes count as present for purposes of establishing a quorum. If a quorum is not present, we expect to adjourn the Annual Meeting until we obtain a quorum.

As of the record date, March 9, 2026, [__________] shares of our common stock were issued and outstanding.

Q. What vote is required to approve each matter and how are votes counted?

Proposal 1 - Election of Directors

The seven nominees for director to receive the highest number of votes FOR election will be elected as directors. This is called a plurality. Proposal 1 is not expected to be considered a discretionary matter. Therefore, if your shares are held by your bank, brokerage firm or other nominee in “street name” and you do not provide voting instructions with respect to your shares, we expect that your bank, brokerage firm or other nominee cannot vote your shares on Proposal 1. Shares held in “street name” by banks, brokerage firms or other nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or WITHHELD from any nominee. As a result, such “broker non-votes” will have no effect on the voting on Proposal 1. You may:

•
vote FOR each nominee;
•
vote FOR a particular nominee or nominees and WITHHOLD your vote from the other nominees; or
•
WITHHOLD your vote from each nominee.

Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the results of the vote.

Proposal 2 - Ratification of Appointment of Independent Registered Public Accounting Firm

The affirmative vote of the holders of shares representing a majority in voting power of the shares of stock of the Company present virtually or by proxy and entitled to vote on Proposal 2 will be required for the approval of Proposal 2. Proposal 2 is expected to be considered a discretionary matter. If your shares are held by your bank, brokerage firm or other nominee in “street name” and you do not provide voting instructions with respect to your shares, we expect that your bank, brokerage firm or other nominee will have the authority to vote your shares on Proposal 2. To the extent that there are any broker non-votes, each such broker non-vote will have no effect on the outcome of Proposal 2. If you ABSTAIN from voting on Proposal 2, you are still considered “entitled to vote” on the proposal. As a result, a vote to ABSTAIN will have the same effect as a vote AGAINST the proposal.

Although stockholder approval of our audit committee’s appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 is not required, we believe that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the Annual Meeting, our audit committee will reconsider its appointment of RSM US LLP as our independent registered public accounting firm.

Proposal 3 - Advisory Vote on the Compensation Paid to Named Executive Officers

The affirmative vote of the holders of shares representing a majority in voting power of the shares of stock of the Company present virtually or by proxy and entitled to vote on Proposal 3 will be required for the approval of Proposal 3. Proposal 3 is not expected to be considered a discretionary matter. Therefore, if your shares are held by your bank, brokerage firm or other nominee in “street name” and you do not provide voting instructions with respect to your shares, we expect that your bank, brokerage firm or other nominee cannot vote your shares on Proposal 3. Broker non-votes will have no effect on the outcome of Proposal 3. If you ABSTAIN from voting on Proposal 3, you are still considered “entitled to vote” on the proposal. As a result, a vote to ABSTAIN will have the same effect as a vote AGAINST the proposal.

Proposal 3 is non-binding. Because this vote is advisory and not binding on us or our board of directors in any way, our board of directors may decide that it is in our and our stockholders’ best interests to compensate our named executive officers in an amount or manner that differs from that which is approved by our stockholders.

Proposal 4 - Adoption and Approval of an Amendment to Our Certificate of Incorporation to Effect a Reverse Stock Split

The affirmative vote of a majority of the votes cast will be required for the adoption and approval of Proposal 4. Proposal 4 is expected to be considered a discretionary matter. If your shares are held by your bank, brokerage firm or other nominee in “street name” and you do not provide voting instructions with respect to your shares, we expect that your bank, brokerage firm or other nominee will have the authority to vote your shares on Proposal 4. To the extent that there are any broker non-votes, each such broker non-vote will have no effect on the outcome of Proposal 4. If you ABSTAIN from voting on Proposal 4, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast on the proposal. As a result, votes to ABSTAIN will have no effect on the outcome of Proposal 4.

Q. How does the board of directors recommend that I vote on the proposals?

A. Our board of directors recommends that you vote:

•
FOR the election of each of the seven directors, Usman Azam, Peter A. Kiener, Frank Morich, Pamela Garzone, Patrick Verheyen, Jill Broadfoot and Pasha Sarraf, for a one-year term expiring at the 2027 annual meeting of stockholders and until their respective successors have duly been elected and qualified;

•
FOR the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
•
FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers; and
•
FOR the adoption and approval of an amendment to our Certificate of Incorporation to effect a reverse stock split of our issued shares of our common stock at a ratio within the range of not less than 1-for-30 and not more than 1-for-50, with the exact ratio within such range and the implementation and timing of such reverse stock split to be determined at the sole discretion of our board of directors without further approval or authorization of our stockholders.

Q. Who will count the votes?

A. The votes will be counted and tabulated by Broadridge Financial Solutions, Inc., and certified by The Carideo Group, our inspector of election.

Q. Will my vote be kept confidential?

A. Your vote will be kept confidential and we will not disclose your vote, unless (1) we are required to do so by law (including in connection with the pursuit or defense of a legal or administrative action or proceeding), or (2) there is a contested election for the board of directors. The inspector of election will forward any written comments that you make on the proxy card to management without providing your name, unless you expressly request disclosure on the proxy card.

Q. How can I find out the results of the voting at the Annual Meeting?

A. Preliminary voting results will be announced at the Annual Meeting. Final voting results will be tallied by the inspector of election and published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

Q. How do I submit a question at the Annual Meeting?

A. You will be able to submit your questions during the Annual Meeting by visiting the meeting website at www.virtualshareholdermeeting.com/CUE2026, entering the 16-digit control number found on your proxy card, voting instruction form and following the instructions on the website. Our Rules of Conduct and Procedures will address the ability of stockholders to ask questions during the meeting, including rules on permissible topics, and rules for how questions and comments will be recognized. Our Rules of Conduct and Procedures will be posted during the meeting at www.virtualshareholdermeeting.com/CUE2026.

Q. Who is paying the costs of soliciting these proxies?

A. We will pay all of the costs of soliciting proxies. Our directors, officers and other employees may solicit proxies in person or by mail, telephone, fax or email. We will pay our directors, officers and other employees no additional compensation for these services. We will ask banks, brokerage firms and other nominees to forward these proxy materials to their principals and to obtain authority to execute proxies. We may reimburse them for their expenses. We may also utilize the assistance of third parties in connection with our proxy solicitation efforts, and we would compensate such third parties for their efforts. We have engaged one such third party, Alliance Advisors, to assist in the solicitation of proxies and provide related advice and informational support, for service fees of up to approximately $15,000. Alliance Advisors may solicit proxies by mail, telephone, email and in person.

Implications of Being a “Smaller Reporting Company”

We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates was less than $700 million on the last business day of our most recently completed second fiscal quarter and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates was less than $250 million on the last business day of our most recently completed second fiscal quarter or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates was less than $700 million on the last business day of our most recently completed second fiscal quarter. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not applicable to a smaller reporting company. We have taken advantage of certain reduced reporting obligations in this Proxy

Statement. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our board of directors currently consists of seven members. Directors are elected at the annual meeting of stockholders and hold office for a one-year term and until their resignation or removal or their successors are duly elected and qualified. In accordance with our Certificate of Incorporation and bylaws, our directors may fill existing vacancies on the board of directors.

If no contrary indication is made, proxies will be voted for Dr. Azam, Dr. Kiener, Dr. Morich, Dr. Garzone, Mr. Verheyen, Ms. Broadfoot and Dr. Sarraf. Proxies cannot be voted for a greater number of individuals than the number of nominees named in this Proxy Statement. In the event that any of the nominees for director is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), your proxy will be voted for any nominee who is designated by our board of directors to fill the vacancy.

At the Annual Meeting, stockholders will be asked to consider the election of Dr. Azam and Ms. Broadfoot, who have been nominated for election as directors by our stockholders for the first time. Dr. Azam was appointed to our board of directors in September 2025, and Ms. Broadfoot was appointed to our board of directors in June 2025, in each case upon the recommendation of our corporate governance and nominating committee.

Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established record of business acumen, the ability to contribute positively to the decision-making process of the Company, knowledge of our business, understanding of the competitive landscape and a reputation for integrity, honesty and adherence to high ethical standards. We also seek to have a diversity of skills and backgrounds represented on our board of directors. Re-nomination of our directors is not automatic, and performance on the board and committees is considered, as well as the undertaking of continuing director education. Certain individual qualifications and skills of our directors that contribute to the board of directors’ effectiveness as a whole are described in the following paragraphs.

Information Regarding Director Nominees

The following paragraphs provide information as of March 1, 2026 about each nominee for director, as furnished to us by the nominees for director. The information presented includes information each such individual has given us about his or her age, any position he or she holds with us, his or her principal occupation and business experience for the past five years and the names of other publicly held companies of which he or she currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each such individual’s specific experience, qualifications, attributes and skills that led our board of directors to the conclusion that he or she should serve as a director, we also believe that each of our directors and director nominees has a reputation for integrity, honesty and adherence to high ethical standards. Each has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and our board of directors. Finally, we value their significant experience on other public company boards of directors and board committees.

Information about the number of shares of common stock beneficially owned by each of our directors and nominees for director appears below under the heading “Security Ownership of Certain Beneficial Owners and Management.”

There are no family relationships between or among any of our executive officers, directors or nominees for director.

Nominees for Election to the Board of Directors

Name	Year First Became Director	Position with the Company
Usman Azam	2025	President, Chief Executive Officer and Director
Pasha Sarraf	2025	Chairman
Peter A. Kiener	2016	Director
Frank Morich	2018	Director
Pamela Garzone	2023	Director
Patrick Verheyen	2023	Director
Jill Broadfoot	2025	Director

Usman Azam, age 57, has served as our President and Chief Executive Officer and as a director since September 2025. Dr. Azam previously served as Chief Executive Officer of Inspirna, Inc., a privately held clinical-stage biopharmaceutical company focused on the discovery and development of novel cancer drugs, from March 2023 to September 2025. Prior to joining Inspirna, Dr. Azam served as Chief Executive Officer of Empyrean Neuroscience, a genetic engineering company advancing a pipeline of neuroactive compounds targeting disorders of the central nervous system, from January 2022 to March 2023. Previously, he served as President and Chief Executive Officer of Tmunity Therapeutics, Inc., a biotechnology company acquired by Kite Pharma, a Gilead company, where he was involved in the development of genetically engineered CAR-T cell therapies for solid tumor applications in cancer from December 2016 to January 2022. Dr. Azam also served in various senior research and development leadership roles in the United States and Switzerland at Novartis AG, a pharmaceutical company, from 2009 to 2016, including as Global Head of the Cell and Gene Therapies unit, where he helped deliver and launch the first-ever FDA approval for a CAR-T cell therapy in hematologic cancers. Earlier in his career, Dr. Azam held leadership roles across both innovative biotechnology and large pharmaceutical companies, including Pfizer Pharmaceuticals, Aspreva Pharmaceuticals, Johnson & Johnson, and GlaxoSmithKline (GSK). Dr. Azam received his M.D. from the University of Liverpool School of Medicine and is board certified in obstetrics and gynecology in the United Kingdom. Dr. Azam’s extensive leadership experience across biotechnology and global pharmaceutical organizations makes him well qualified to serve on our board of directors.

Pasha Sarraf, age 56, joined our board of directors in March 2025 and was appointed as Chairman in June 2025. Dr. Sarraf has served as Principal at Upupa Advisory, a strategic advisory firm, since 2023. Dr. Sarraf previously served as the Chief Executive Officer and executive board member of Matterhorn Biosciences, a biotechnology company, from 2021 to 2023, where he built a supportive team and scaled the scientific effort to demonstrate the value of their T-cell receptors-based platform. Prior to joining Matterhorn Biosciences, Dr. Sarraf served as an Operating Partner of Flagship Pioneering, a venture capital company, from 2020 to 2021. There, he led a team at a portfolio company of Flagship Pioneering who discovered novel genetic circuits in Parkinson’s Disease, initiating a drug discovery program for an innovative target that was later licensed by GSK plc. Prior to joining Flagship Pioneering, Dr. Sarraf served as Senior Wall Street Analyst and Managing Director at Leerink Partners, formerly SVB Leerink. Prior to that, Dr. Sarraf joined McKinsey & Company in 2008 and served in various roles, including as Partner in the life sciences practice from 2015 through 2018, where he focused on strategy, diligence and forecasting. Dr. Sarraf is a member of the boards of directors of biotechnology companies PolarityBio and Praesidia Biotherapeutics, where he serves as Chairman. Dr. Sarraf obtained his M.D. and Ph.D. at Harvard Medical School and trained in internal medicine and rheumatology at Massachusetts General Hospital and National Institutes of Health, focusing on vasculitis, scleroderma and genetic inflammatory disorders. Dr. Sarraf has authored over 50 publications and multiple patents for novel therapies and molecular targets. Dr. Sarraf’s extensive experience in the business of science and biotechnology makes him well qualified to serve on our board of directors.

Peter A. Kiener, age 73, joined our board of directors in March 2016. Dr. Kiener served as the Chief Scientific Officer and Head of Research and Development of Sucampo Pharmaceuticals, Inc., or Sucampo, a global biopharmaceutical company, from October 2014 to February 2018. Prior to joining Sucampo, Dr. Kiener served as the Chief Scientific Officer of Ambrx, Inc., a clinical-stage biopharmaceutical company focused on the development of antibody-drug conjugates, from 2013 to 2014. From 2009 to 2013, he was President and co-founder of Zyngenia Inc., an early-stage biopharmaceutical company. From 2001 to 2009, he was head of Research and R&D at MedImmune, the biologics research and development arm of AstraZeneca. Dr. Kiener is currently also a member of the board of directors of Peptone Switzerland AG and Ensocell Therapeutics. Dr. Kiener was a member of the board of directors of Pieris Pharmaceuticals, Inc. from 2018 through 2024, iTolerance, Inc. from 2021 through 2024 and Tetragenetics Inc. from 2018 through 2022. Dr. Kiener holds a Bachelor’s degree in chemistry from the University of Lancaster and a Ph.D. in biochemistry from the University of Oxford. Dr. Kiener’s extensive executive leadership experience and his in-depth knowledge of the biopharmaceutical industry make him well qualified to serve on our board of directors.

Frank Morich, age 72, joined our board of directors in July 2018 and served as our Chairman from April 2020 to June 2025. Dr. Morich has served as a consultant in the life sciences and health care industries since 2015. Since 2023, Dr. Morich has served on the board of Perspective Therapeutics, a clinical-stage biopharmaceutical company. Dr. Morich was a member of the supervisory board of MorphoSys AG, a late-stage, biopharmaceutical company, from 2015 to 2021. From 2011 to 2014, Dr. Morich served as Chief Commercial Officer at Takeda Pharmaceutical, a global pharmaceutical company, and from 2010 to 2011, he served as Executive Vice President International Operations at Takeda. From 2008 to 2010, Dr. Morich served as Chief Executive Officer of NOXXON Pharma AG, a clinical-stage drug development company, and from 2005 to 2007 he served as Chief Executive Officer and member of the board of directors of Innogenetics N.V., an international in vitro diagnostics company. During 2004, Dr. Morich served as Chief Executive Officer and Chairman of the Executive Board of AM Pharma B.V., a clinical-stage drug development company. Prior to that, Dr. Morich held several positions at Bayer, a global pharmaceutical and life sciences company, including member of the board of management of Bayer AG, head of global product development and head of research and development. Dr. Morich graduated in medical studies at the University of Marburg, Germany. Dr. Morich has over 35 years of experience in the life sciences and health care industries and extensive executive leadership experience, making him well qualified to serve on our board of directors.

Pamela D. Garzone, age 71, joined our board of directors in April 2023. Dr. Garzone has served as the Chief Development Officer at Anixa Biosciences, Inc., a company focused on oncology and infectious diseases, since September 2021. Prior to joining Anixa, Dr. Garzone served as the Chief Medical Officer at Calibr, a division of the Scripps Research Institute from May 2019 to May 2021. From May 2009 through May 2019, Dr. Garzone served as the Vice President, Group Asset Team Lead focused on early oncology clinical research at Pfizer Inc. Dr. Garzone earned a B.S. degree in pharmacy from Purdue University and an M.S. in pharmacy practice from the University of Pittsburgh. Dr. Garzone received her Ph.D. in clinical science from the University of Pittsburgh. Dr. Garzone’s extensive knowledge of the biopharmaceutical industry in general, and drug development in particular, makes her well qualified to serve on our board of directors.

Patrick Verheyen, age 66, joined our board of directors in April 2023. Mr. Verheyen served as the Global Head of Janssen Business Development at Johnson & Johnson, a healthcare products company, from 2015 through 2021. Mr. Verheyen also served as a member of the Janssen’s Pharmaceuticals Group Operating Committee during this time. Mr. Verheyen joined Johnson & Johnson in 1986 and served in various roles, including as Head of London Johnson & Johnson Innovation Center from 2012 through 2015. Mr. Verheyen received a degree in bioengineering from the University of Leuven in Flanders, Belgium. Mr. Verheyen has over 35 years of experience in the health care industry and extensive executive leadership experience, making him well qualified to serve on our board of directors.

Jill Broadfoot, age 64, joined our board of directors in June 2025. Ms. Broadfoot has served as Chief Financial Officer of aTyr Pharma, Inc., a clinical-stage biopharmaceutical company, since July 2018. Prior to aTyr Pharma, Ms. Broadfoot served as Chief Financial Officer of Emerald Health Pharmaceuticals Inc. and Emerald Health Bioceuticals Inc., where she was responsible for establishing operations for the U.S.-based pharmaceutical and bioceutical entities as well as the establishment of operations, corporate governance, finance and accounting, information technology and investor relations functions, among others. Prior to Emerald Health, Ms. Broadfoot served as Vice President, U.S. Corporate Controller at GW Pharmaceuticals, where her responsibilities included establishing U.S. commercial operations, overseeing information technology, and implementing U.S. public company financial and accounting standards in connection with the transfer of corporate operations from the U.K. to the U.S. Prior to joining GW Pharmaceuticals, Ms. Broadfoot served as Chief Financial Officer of Vical Inc. where she had oversight of finance, investor relations, manufacturing, information technology, human resources, and business development. Prior to that, Ms. Broadfoot held various positions at DJO Global, Inc., most recently as Vice President of Finance, and served as an audit manager at Ernst & Young LLP. Ms. Broadfoot serves on the board of directors of Talphera, Inc., a biotechnology company. She previously served on the board of directors of Otonomy, Inc. and Angiocrine Biosciences, Inc., both biotechnology companies. Ms. Broadfoot holds a B.S. in business administration and accounting from San Diego State University and is a Certified Public Accountant. Ms. Broadfoot’s extensive experience in the biotechnology industry and her background in accounting and finance make her well qualified to serve on our board of directors.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF DR. AZAM, DR. SARRAF, DR. KIENER, DR. MORICH, DR. GARZONE, MR. VERHEYEN AND MS. BROADFOOT.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that Cue Biopharma is managed for the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted. We have adopted a code of business conduct and ethics, which applies to all of our officers, directors and employees, and corporate governance guidelines and charters for our audit committee, our compensation committee and our corporate governance and nominating committee. We have posted copies of our code of business conduct and ethics and corporate governance guidelines, as well as each of our committee charters, on the Corporate Governance page of the “Investors” section of our website, www.cuebiopharma.com, which you can access free of charge. Information contained on the website is not incorporated by reference in, or considered part of, this Proxy Statement. We intend to disclose on our website any amendments to, or waivers from, our code of business conduct and ethics that are required to be disclosed by law or the rules of the Nasdaq Stock Market LLC, or Nasdaq, or the Nasdaq Listing Rules. We will also provide copies of these documents, as well as certain of our other corporate governance documents, free of charge, to any stockholder upon written request to Secretary, Cue Biopharma, Inc., 40 Guest Street, Boston, Massachusetts 02135.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of Cue Biopharma and our stockholders. These guidelines, which provide a framework for the conduct of our board’s business, provide that:

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our board’s principal responsibility is to oversee the management of Cue Biopharma;
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except as may be otherwise permitted by the Nasdaq Listing Rules, a majority of the members of our board shall be independent directors;
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the independent directors meet at least twice annually in executive session;
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directors have full and free access to management and, as necessary and appropriate, independent advisors; and
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new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and our board will conduct a self-evaluation annually to determine whether it is functioning effectively.

Director Independence

The Nasdaq Listing Rules require a majority of a listed company’s board of directors to be composed of independent directors within one year of listing. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and corporate governance and nominating committees be independent under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under the Nasdaq Listing Rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

In March 2026, our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of our directors, with the exception of Dr. Azam, is an “independent director” as defined under the Nasdaq Listing Rules. In April 2025, our board of directors made a similar determination that Frederick Driscoll, who served on our board of directors until June 2025, was an independent director. In making such determinations, our board of directors considered the relationships that each such director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each director. Dr. Azam is not an independent director under these rules because he is our president and chief executive officer. Daniel R. Passeri, who served on our board of directors until September 2025 when he retired from his role of chief executive officer, was not an independent director under these rules because he was our chief executive officer.

Board Leadership Structure

Our board of directors, upon the recommendation of our corporate governance and nominating committee, has determined that the roles of chairman of the board and chief executive officer should remain separate at the current time. Accordingly, our board of directors has appointed Dr. Sarraf, an independent director within the meaning of the Nasdaq Listing Rules (see “Director Independence” above), as the chairman of the board of directors. Dr. Sarraf possesses an in-depth knowledge of the issues, opportunities and challenges that our company faces. We believe he is currently the person best positioned to ensure our board of directors’ time and attention is focused on the matters that are most critical to our company. Our board of directors believes Dr. Sarraf is a decisive leader who commands accountability and enhances our ability to communicate our message and strategy clearly and consistently to stockholders, employees and strategic partners. Dr. Sarraf’s duties as chairman of the board include the following:

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chairing meetings of the independent directors in executive session;
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meeting with any director who is not adequately performing his or her duties as a member of our board of directors or any committee;
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facilitating communications between other members of our board of directors and the chief executive officer;
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preparing or approving the agenda for each board meeting;
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determining the frequency and length of board meetings and recommending when special meetings of our board of directors should be held; and
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reviewing and, if appropriate, recommending action to be taken with respect to written communications from stockholders submitted to our board of directors (see “Communications with Our Board of Directors” below).

Our board of directors believes that having a leadership structure with separate roles of chairman and chief executive officer offers the following benefits:

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supporting the independent oversight of Cue Biopharma and enhancing our board’s objective evaluation of our chief executive officer;
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freeing the chief executive officer to focus on company operations instead of board administration;
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providing the chief executive officer with an experienced sounding board;
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providing greater opportunities for communication between stockholders and our board of directors;
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enhancing the independent and objective assessment of risk by our board of directors; and
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providing an independent spokesman for our company.

Although the roles of chairman and chief executive officer are currently separate, our corporate governance and nominating committee and board of directors believe it is appropriate for our chief executive officer to serve as a member of our board of directors.

Director Nomination Process

Director Qualifications

In evaluating director nominees, the corporate governance and nominating committee will consider among other things the following factors:

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reputation for personal and professional integrity, honesty and adherence to high ethical standards;

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demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of our company and a willingness and ability to contribute positively to the decision-making process of our company;
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commitment to understand our company and its industry and to regularly attend and participate in meetings of our board of directors and its committees;
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interest and ability to understand the sometimes conflicting interests of the various constituencies of our company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders;
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ability to represent the interests of all stockholders without having, or appearing to have, a conflict of interest;
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diversity of expertise and experience in substantive matters pertaining to our business relative to other board members; and
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diversity of background and perspective, considered as a group, should provide a significant breadth of experience, knowledge and abilities that shall assist the board of directors in fulfilling its responsibilities.

The corporate governance and nominating committee’s goal is to assemble a board of directors that brings to the company a variety of perspectives and skills derived from high quality business and professional experience. Moreover, the corporate governance and nominating committee believes that the background and qualifications of the board of directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow the board of directors to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.

Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established record of business acumen, the ability to contribute positively to the decision-making process of the Company, knowledge of our business, understanding of the competitive landscape and a reputation for integrity, honesty and adherence to high ethical standards. While we have no formal policy regarding board diversity, our corporate governance guidelines provide that the background and qualifications of the members of our board of directors considered as a group should provide a significant breadth of experience, knowledge, and ability to assist our board of directors in fulfilling its responsibilities. Our directors’ performance and qualification criteria are reviewed periodically by the corporate governance and nominating committee.

Identification and Evaluation of Nominees for Directors

The corporate governance and nominating committee identifies nominees for director by first evaluating the current members of our board of directors willing to continue in service. Current members with qualifications and skills that are consistent with the corporate governance and nominating committee’s criteria for board of director service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our board of directors with that of obtaining a new perspective or expertise.

The committee generally inquires of our board of directors and members of management for their recommendations. The committee may also review the composition and qualification of the boards of directors of our competitors, and may seek input from industry experts or analysts. The corporate governance and nominating committee reviews the qualifications, experience and background of candidates. Final candidates, if other than our current directors, would be interviewed by the members of the corporate governance and nominating committee and by certain of our other independent directors and executive management. In making its determinations, the corporate governance and nominating committee evaluates each individual in the context of our board of directors as a whole, with the objective of assembling a group that can best contribute to the success of our company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the corporate governance and nominating committee makes its recommendation to our board of directors. The corporate governance and nominating committee may use a third party search firm in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

Stockholders may recommend individuals to our corporate governance and nominating committee for consideration as potential director candidates by submitting a recommendation in writing including:

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the name and address of the stockholder making the recommendation, as they appear on our books and records, and of such record holder’s beneficial owner, if any;

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the class and number of shares of our equity that are owned beneficially and held of record by such stockholder and such beneficial owner, including all “synthetic equity instruments” (e.g., derivatives, swaps, hedges, etc.), voting rights, rights to fees, dividends, or other material rights;
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the name of the individual recommended for consideration as a director nominee;
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full biographical information concerning the director candidate, including a statement about the candidate’s qualifications;
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a description of all arrangements or understandings (whether or not in writing) among such stockholder or such beneficial owner and any other person or persons pursuant to which the recommendation is being made;
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a representation that the stockholder is a holder of record of stock of our company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such candidate;
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a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to deliver a proxy statement and/or proxy card to holders of at least the percentage of our company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or otherwise to solicit proxies or votes from stockholders in support of such nomination;
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the recommended candidate’s beneficial ownership in our securities; and
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all other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including the recommended candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if approved by the board and elected.

Recommendations must be sent to the Chairman of the Corporate Governance and Nominating Committee, c/o Secretary, Cue Biopharma, Inc., 40 Guest Street, Boston, Massachusetts 02135. Assuming that appropriate biographical and background materials have been provided on or before the dates set forth in the section below entitled “Stockholder Proposals for our 2027 Annual Meeting,” the committee will evaluate stockholder recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates by others, as described above.

Communications with Our Board of Directors

Our board of directors will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. The chairman of the board of directors is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the board considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to our board of directors should address such communications to Secretary, Cue Biopharma, Inc., 40 Guest Street, Boston, Massachusetts 02135.

Board Meetings and Attendance

Our board of directors met ten times during our fiscal year 2025, including telephonic meetings. During the year, each of our directors attended 75% or more of the aggregate number of meetings of the board of directors and the committees on which he or she served (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee).

Director Attendance at Annual Meeting

Although our company does not have a formal policy regarding attendance by members of our board of directors at our annual meeting, we encourage all of our directors to attend. For our annual meeting of stockholders in 2025, all of our directors who were then serving on our board of directors were in attendance.

Board Committees

Our board of directors has established an audit committee, a compensation committee, a corporate governance and nominating committee, and a science and technology strategy committee, each of which operates under a charter that has been approved by our board. A copy of the audit committee, compensation committee and corporate governance and nominating committee charters can be found under the “Investors - Corporate Governance” section of our website, which is located at www.cuebiopharma.com.

Audit Committee

The members of our audit committee are Jill Broadfoot, Frank Morich and Patrick Verheyen. Ms. Broadfoot is the chair of the audit committee. Mr. Driscoll served as a member of and the chair of the audit committee until he retired from our board of directors in June 2025. Our audit committee’s responsibilities include:

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appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
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overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from that firm;
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reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
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monitoring our internal control over financial reporting;
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establishing policies regarding procedures for the receipt and retention of accounting related complaints and concerns;
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meeting independently with our internal auditing staff, if any, our independent registered public accounting firm and management;
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providing oversight over cybersecurity risk;
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reviewing and approving or ratifying any related person transactions; and
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preparing the audit committee report required by SEC rules.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Our audit committee held four meetings during 2025. Our board of directors has determined that Ms. Broadfoot is an “audit committee financial expert” as defined in applicable SEC rules. We believe that the composition of our audit committee meets the requirements for independence under current Nasdaq and SEC rules and regulations. Our board of directors has also determined that each member of our audit committee can read and understand fundamental financial statements, in accordance with applicable requirements.

Compensation Committee

The members of our compensation committee are Peter A. Kiener, Pamela Garzone and Patrick Verheyen. Dr. Kiener is the chair of the compensation committee. Our compensation committee’s responsibilities include:

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reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our chief executive officer and our other executive officers;
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reviewing and evaluating the chief executive officer’s performance relative to our goals and objectives and establishing the individual elements of the chief executive officer’s total compensation;
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overseeing and administering our cash and equity incentive plans;
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reviewing and making recommendations to our board of directors with respect to director compensation;
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reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure if and to the extent then required by SEC rules; and
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preparing the compensation committee report if and to the extent then required by SEC rules.

The compensation committee has the authority to engage independent legal counsel, independent consultants and other advisors to review any matter under its responsibility. The compensation committee may form, and delegate authority to, subcommittees when it deems appropriate. We believe that the composition of our compensation committee meets the requirements for independence under current Nasdaq and SEC rules and regulations. Our compensation committee held seven meetings during 2025.

Corporate Governance and Nominating Committee

The members of our corporate governance and nominating committee are Frank Morich, Peter A. Kiener, Jill Broadfoot and Pasha Sarraf. Dr. Morich is the chair of the corporate governance and nominating committee. Mr. Driscoll served as a member of the corporate governance and nominating committee until he retired from our board of directors in June 2025. Our corporate governance and nominating committee’s responsibilities include:

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recommending to our board of directors the persons to be nominated for election as directors and to each of our board’s committees;
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reviewing and making recommendations to our board with respect to our board leadership structure;
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reviewing and making recommendations to our board with respect to management succession planning;
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developing and recommending to our board of directors corporate governance principles;
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overseeing our policies with respect to compliance management and any compliance committee established; and
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overseeing a periodic evaluation of our board of directors.

We believe that the composition of our corporate governance and nominating committee meets the requirements for independence under current Nasdaq and SEC rules and regulations. The corporate governance and nominating committee held four meetings during 2025.

Science and Technology Strategy Committee

The members of our science and technology strategy committee are Peter A. Kiener, Frank Morich, Pasha Sarraf, and Pamela Garzone. Dr. Kiener is the chair of the science and technology strategy committee. Our science and technology strategy committee’s responsibilities include:

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assisting the board of directors in providing counsel to our senior management regarding our scientific research and development strategies, programs and activities including assessments of strengths, weaknesses/gaps, opportunities and threats faced by the Company;
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advising the board of directors with respect to strategic and tactical scientific issues; and
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facilitating development of our scientific strategy and making recommendations to the board of directors regarding corporate positioning and technology status.

The Board’s Role in Risk Oversight

Our board of directors is actively involved in oversight of risks that could affect us. Our board of directors oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our board of directors and its committees is to oversee the risk management activities of management. Our board of directors fulfills this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices.

In general, our board of directors oversees risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure and certain operational risks. Our audit committee oversees risk management activities related to financial controls and legal and compliance risks, including oversight over cybersecurity risk. Oversight by our audit committee includes direct communications with our independent registered public accounting firm. Our compensation committee oversees risk management activities relating to our compensation policies and practices and assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. Oversight by our compensation committee includes direct communication with our independent compensation consultants. Our corporate governance and nominating committee oversees risk management activities relating to management succession planning, the composition of our board of directors and its committees, corporate governance and compliance. Our science and technology strategy committee assists the board of directors’ oversight of our scientific research and development strategies. Each committee reports to the full board of directors on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate. In addition, since risk issues often overlap, committees from time to time request that the full board of directors discuss particular risks.

Insider Trading Policy

We have adopted an insider trading policy governing the purchase, sale and/or other dispositions of our securities by our directors, officers, employees and other covered persons. We believe the insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing standards. A copy of our insider trading policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. It is also our policy that we engage in transactions only in accordance with applicable U.S. securities laws, including those related to insider trading.

Employee, Officer and Director Hedging and Pledging

Pursuant to our insider trading policy, our directors, officers, employees and/or consultants, as well as any immediate family members sharing the household of any of the foregoing, are prohibited from engaging in transactions in publicly traded options, such as puts, calls and other derivative securities, relating to our company. This prohibition also extends to various forms of hedging transactions or monetization transactions, such as zero-cost collars and forward sale contracts, as they involve the establishment of a short position in our securities. In addition, our insider trading policy prohibits such persons from holding our securities in a margin account or pledging such securities as collateral for a loan, with an exception in limited situations only with the preapproval of our chief financial and business officer and, in the case of directors and executive officers, the audit committee.

Rule 10b5-1 Sales Plans

Certain of our directors and executive officers have adopted and may in the future adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from the director or officer. The director or officer may amend or terminate the plan in some circumstances. Our directors and executive officers may also buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information.

Policies and Practices Related to the Grant of Equity Awards

We grant equity awards, including stock options, to our employees and directors on an annual basis. We may also grant equity awards to individuals upon hire or promotion or for retention purposes. During the last fiscal year, neither our board of directors nor our compensation committee took material nonpublic information into account when determining the timing or terms of equity awards, nor did we time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Director Compensation

We maintain a compensation policy for our non-employee directors that is intended to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. Pursuant to our director compensation policy, our non-employee directors receive on an annual basis a $35,000 retainer paid in cash. In addition, the chairman of the board, if he or she is a non-employee director, receives an annual cash retainer of $30,000 and standing committee members receive the annual committee fees set forth below.

Audit Committee Chair:	$15,000
Audit Committee Member (other than the committee Chair):	$7,500
Compensation Committee Chair:	$10,000
Compensation Committee Member (other than the committee Chair):	$5,000
Corporate Governance and Nominating Committee Chair:	$8,000
Corporate Governance and Nominating Member (other than the committee Chair):	$4,000
Science and Technology Strategy Committee Chair:	$10,000
Science and Technology Strategy Committee Member (other than the committee Chair):	$5,000

Upon initial appointment to the board of directors, a non-employee director is awarded an option to purchase 48,800 shares of common stock that vest over three years with one-third vesting on the one-year anniversary of the grant date and the balance vesting in eight equal quarterly installments. On the first trading day following December 31 of each year, each non-employee director is awarded an option to purchase 24,400 shares of common stock, or, collectively, the annual director awards. Such annual director awards have historically vested and become exercisable as to 50% of the underlying shares on the six-month anniversary of the grant date and as to the remaining 50% on the first anniversary of the grant date. Effective December 3, 2025, our board of directors amended our director compensation policy to change the vesting of the annual director awards to fully vest on the first anniversary of the grant date.

Usman Azam, a director who also serves as our president and chief executive officer, does not receive any additional compensation for his service as director. Dr. Azam is one of our named executive officers and accordingly, the compensation we pay to Dr. Azam is discussed under “Executive Compensation—Summary Compensation Table” and “Executive Compensation—Narrative to Summary Compensation Table.”

The table below shows all compensation to our non-employee directors, including compensation for their services as a member or a chair of one of our standing committees, during the year ended December 31, 2025.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Pamela Garzone	50,000	19,381	—	69,381
Patrick Verheyen	57,500	19,381	—	76,881
Frank Morich	57,138	19,381	—	76,519
Jill Broadfoot (3)	31,500	22,765	—	54,265
Peter A. Kiener	64,000	19,381	110,000	193,381
Frederick Driscoll (4)	22,800	19,381	—	42,181
Pasha Sarraf	50,392	37,688	—	88,080

(1)
The amounts shown in this column indicate the grant date fair value of option awards granted in the subject year computed in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating these amounts, see Note 9 to our audited financial statements included with our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC.
(2)
Represents consulting fees paid to Dr. Kiener.
(3)
Ms. Broadfoot joined our board of directors in June 2025.
(4)
Mr. Driscoll retired from our board of directors in June 2025.

The following table shows the number of shares subject to outstanding option awards held by each non-employee director as of December 31, 2025:

Name	Shares Subject to Outstanding Stock Option Awards (#)
Pamela Garzone	88,800
Patrick Verheyen	88,800
Frank Morich	96,000
Frederick Driscoll	70,400
Jill Broadfoot	48,800
Peter A. Kiener	94,800
Pasha Sarraf	48,800

Limitation of Liability and Indemnification

Our Certificate of Incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty as a director.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, our Certificate of Incorporation provides that we must indemnify our directors and officers and we must advance expenses to our directors and officers in connection with legal proceedings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, executive officers or persons controlling us, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Report of the Audit Committee of the Board of Directors

The audit committee oversees the Company’s financial reporting process on behalf of the board of directors. We have reviewed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2025 and discussed them with Company management and RSM US LLP, or RSM, the Company’s independent registered public accounting firm.

We have received from, and discussed with, RSM, which is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or the PCAOB, and the SEC. In addition, we have received from RSM the written disclosures and the letter required by applicable requirements of the PCAOB regarding its communications with us concerning independence, have considered the compatibility of non-audit services with the auditors’ independence and have discussed with RSM its independence from management and the Company.

Based on the review and discussions referred to above, we recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

This report of the audit committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit committee.

Respectfully submitted,

The Audit Committee of the Board of Directors

Jill Broadfoot (Chair)

Frank Morich

Patrick Verheyen

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of March 1, 2026:

Name	Age	Position (s)
Usman Azam	57	President, Chief Executive Officer and Director
Colin G. Sandercock	69	Senior Vice President, General Counsel and Secretary
Lucinda Warren	57	Chief Financial and Business Officer
Daniel G. Baker	75	Interim Chief Development Officer

Usman Azam is discussed above under “Information Regarding Director Nominees.”

Colin G. Sandercock has been our Senior Vice President, General Counsel and Secretary since December 2017. Prior to joining Cue Biopharma, he was a partner at Perkins Coie LLP from July 2010 to December 2017, practicing in the areas of patent litigation, procurement, management and enforcement of domestic and foreign patent portfolio, licensing disputes, trademark disputes, and opinions relating to infringement, validity and freedom to operate. Mr. Sandercock holds a B.S. in Chemistry and Mathematics from Moravian College, a Materials Science & Engineering (M.S.E.) degree in Chemical and Biochemical Engineering from the University of Pennsylvania and a J.D. from Catholic University, Columbus School of Law.

Lucinda Warren has been our Chief Financial and Business Officer since February 2026. Prior to that, she served as our Chief Business Officer from September 2024 until February 2026. She has over 30 years of global experience in the pharmaceutical and biotechnology sectors. Prior to joining Cue Biopharma, she served as vice president of business development for Neuroscience and Japan Regionally at Johnson & Johnson, a healthcare products company, from 2014 to 2024, where she was responsible for end-to-end business development, including licensing, mergers and acquisitions, and alliance management. Ms. Warren previously held significant roles at Janssen Cilag Australia and Janssen Biologics, where she led business units and managed global transitions. She currently serves as chairman of the board of International School Services. Ms. Warren holds a B.S. in biological sciences with a minor in neurology from the University of Alberta.

Daniel G. Baker has been our Interim Chief Development Officer since November 2024. Dr. Baker has over 20 years of drug development experience in the pharmaceutical industry. Dr. Baker is the founder of Kira Therapeutics, a biotechnology company, where he has served as Chief Executive Officer since 2019. He also served as an Executive Director on the board of Galapagos NV, a publicly traded biotechnology company, from April 2022 until October 2024. From 2000 to 2019, he served as Vice President, Immunology R&D at Johnson & Johnson's Janssen/Centocor division, which is now part of Johnson & Johnson Innovative Medicine, where his responsibilities included clinical development of Remicade, Simponi and Stelara, as well as other major clinical drug programs. His supervision and oversight of numerous Phase 1 to 3 clinical trials in multiple disease areas led to more than 15 regulatory approvals in the U.S., Europe and Japan. In 2015, Dr. Baker assumed the role of Disease Area Stronghold Leader, where he was responsible for Phase 2 and 3 clinical trial development plans for rheumatology products and the overall portfolio strategy in rheumatology and immunology. Dr. Baker received his M.D. from the University of Pennsylvania. He completed his residency at the Penn State Health Milton S. Hershey Medical Center and his fellowship in rheumatology and immunology at the University of Pennsylvania, followed by a research fellowship in rheumatology at Massachusetts General Hospital.

EXECUTIVE COMPENSATION

Our compensation philosophy is to offer our executive officers compensation and benefits that are competitive and meet our goals of attracting, retaining and motivating highly skilled management, which is necessary to achieve our financial and strategic objectives and create long-term value for our stockholders. We believe the levels of compensation we provide should be competitive, reasonable and appropriate for our business needs and circumstances. The principal elements of our executive compensation program have to date included base salary, bonus and long-term equity compensation in the form of stock options. We believe successful long-term company performance is more critical to enhancing stockholder value than short-term results. For this reason and to conserve cash and better align the interests of management and our stockholders, we emphasize long-term performance-based equity compensation over base annual salaries and annual bonuses.

Our executive compensation program is administered by our compensation committee, subject to the oversight and approval of our full board of directors. Our compensation committee reviews our executive compensation practices on an annual basis and based on this review approves or, as appropriate, makes recommendations to our board of directors for approval of our executive compensation program. Our chief executive officer recommends annual executive salary increases, annual equity awards and bonuses, if any, for the other executive officers, which are then reviewed and approved or adjusted by the compensation committee.

In designing our executive compensation program, our compensation committee considers publicly available compensation data for national and regional companies in the biotechnology/pharmaceutical industry to help guide its executive compensation decisions at the time of hiring and for subsequent adjustments in compensation. In 2024 and 2025, our compensation committee retained Radford, an AON Hewitt company, as its independent compensation consultant to provide comparative data on executive compensation practices in our industry and to advise on our executive compensation program generally. The compensation committee also retained Radford for recommendations and review of non-employee director compensation in 2024 and 2025. Although our compensation committee considers the advice and recommendations of Radford as to our executive compensation program, our compensation committee ultimately makes their own decisions about these matters. In the future, we expect that our compensation committee will continue to engage independent compensation consultants to provide additional guidance on our executive compensation programs and to conduct further competitive benchmarking against a peer group of publicly traded companies.

This section describes the material elements of compensation awarded to, or earned by or paid to, our named executive officers:

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to each of our named executive officers for the years ended December 31, 2025 and 2024.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Usman Azam (5)	2025	143,077	—	1,042,313	249	1,185,639
President and Chief Executive Officer
Daniel R. Passeri (6)	2025	240,504	—	336,555	849,124	1,426,183
Former Chief Executive Officer	2024	492,910	186,660	711,195	3,156	1,393,921
Lucinda Warren	2025	469,952	—	330,275	996	801,223
Chief Financial and Business Officer
Matteo Levisetti (7)	2025	470,753	—	186,975	561,636	1,219,364
Former Chief Medical Officer	2024	478,217	114,816	595,927	2,316	1,191,276
Colin Sandercock	2025	448,646	—	149,580	996	599,222
SVP, General Counsel and Secretary

(1)
Salary refers to base salary compensation paid through our normal payroll process in the calendar year.
(2)
Bonus refers to bonuses paid in the following year based on achievement of corporate goals in the year shown.
(3)
The amounts shown in this column indicate the grant date fair value of option awards granted in the subject year computed in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating these amounts, see Note 9 to our audited financial statements included with our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC. In accordance with SEC rules, for performance stock options, these amounts are calculated based on the probable outcome of the performance conditions on the grant date. For each performance stock option granted during 2025, we determined that, as of the respective dates of grant, it was not probable, as defined under applicable accounting standards, that any of the performance conditions would be achieved and, as a result, we assigned a grant date fair value of $0. The value of both the 2025 performance stock option awards for Dr. Azam and Mr. Passeri at the grant date assuming that the highest level of performance conditions was achieved would be $269,700.
(4)
The amounts shown in this column consist of parking fees and executive disability benefit premiums paid by the Company in 2025. For Mr. Passeri, this amount also includes $838,750 in severance benefits and COBRA premiums paid to or on behalf of Mr. Passeri by the Company in 2025 following his retirement from his role as Chief Executive Officer in September 2025. For Dr. Levisetti, this amount also includes $556,838 in severance benefits and COBRA premiums paid to or on behalf of Dr. Levisetti by the Company in 2025 following his termination from his role as Chief Medical Officer in November 2025.
(5)
Dr. Azam was appointed as our President and Chief Executive Officer in September 2025.
(6)
Mr. Passeri retired from his role as Chief Executive Officer in September 2025.
(7)
Dr. Levisetti’s employment with us as Chief Medical Officer terminated in November 2025.

Narrative to Summary Compensation Table

Base Salary. We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. None of our named executive officers are currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary.

In March 2025, the board of directors increased the annual base salary, effective January 1, 2025, for Ms. Warren, Dr. Levisetti and Mr. Sandercock to $469,952, $499,928 and $448,646, respectively. In July 2024, Mr. Passeri voluntarily offered and agreed to be paid $311,100, which represented half of his annual base salary for 2024. He voluntarily offered and agreed to continue to be paid this amount in 2025.

In December 2025, the board of directors increased the annual base salary, effective January 1, 2026, for Dr. Azam, Ms. Warren, and Mr. Sandercock to $644,800, $489,060, and $466,642 respectively.

Annual Bonus. Our board of directors may, in its discretion, award bonuses to our named executive officers from time to time. Our employment agreements with our named executive officers provide that they will be eligible for annual performance-based bonuses up to a specified percentage of their salary, subject to approval by our board of directors. We typically establish annual bonus targets based around a set of specified corporate goals for our named executive officers and conduct an annual performance review to determine the attainment of such goals. Our management may propose bonus awards to our compensation committee primarily based on such review process. Our board of directors makes the final determination of the eligibility requirements for and the amount of such bonus awards based on the recommendation of the compensation committee. The final evaluation made by our board of directors does not involve a predetermined mathematical formula.

Target bonuses as a percentage of annual base salary for 2024 were 50% for Mr. Passeri and 40% for Dr. Levisetti.

For 2024, the categories of corporate goals that we used to propose performance-based bonuses to our compensation committee included corporate strategy, advancing our portfolio and platform, clinical development, corporate development, financing, and organizational effectiveness. Based on our achievement or partial achievement, on or before our projected timeline, of specific goals within each category, the board of directors determined that we achieved 80% of the specified corporate goals for 2024. The board of directors approves performance-based bonuses for our named executive officers upon consideration of these corporate achievements, along with subjective factors related to each named executive officer’s individual performance, responsibilities and then-existing compensation levels. With respect to 2024, the board of directors awarded bonuses of $186,660 and $114,816 to Mr. Passeri and Dr. Levisetti, respectively, in each case based on achievement of corporate goals in 2024, with such amount representing 60% of each such officer’s performance bonus target for 2024.

Target bonuses as a percentage of annual base salary for 2025 for Dr. Azam, Ms. Warren, and Mr. Sandercock were 50%, 40% and 40%, respectively. Mr. Passeri and Dr. Levisetti were not eligible to receive a 2025 bonus due to their respective departures from the Company in September 2025 and November 2025.

For 2025, Dr. Azam, Ms. Warren and Mr. Sandercock voluntarily agreed to forego any annual performance-based bonus awards. As of March 2026, target bonuses as a percentage of annual base salary for 2026 for Dr. Azam, Ms. Warren, and Mr. Sandercock remained at 50%, 40% and 40%, respectively.

Equity Incentives. Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incents our executive officers to remain in our employment during the vesting period. Accordingly, our board of directors periodically reviews the equity incentive compensation of our named executive officers and generally plans to annually grant equity incentive awards to them in the form of stock option awards. In addition to our annual grants to current employees, we typically grant stock option awards at the start of employment to each executive and our other employees. We have retained discretion to provide additional targeted grants in certain circumstances.

We typically award our stock options on the date our board of directors approves the grant. We set the option exercise price and grant-date fair value based on our per-share estimated valuation on the date of grant. For grants in connection with initial employment, vesting begins on the initial date of employment. Time vested stock option grants to our executives and other employees granted under our 2025 Stock Incentive Plan, or the 2025 Plan, typically vest over four years, with the option vesting with respect to 25% of the shares underlying the award on the first anniversary of the grant date, and the balance vesting in equal semi-annual installments thereafter.

In March 2024, we granted an option to purchase 400,000 shares of our common stock to Mr. Passeri at an exercise price of $1.94. Such option was scheduled to vest in eight equal semi-annual installments beginning September 6, 2024. Pursuant to the Passeri Separation Agreement and Passeri Advisor Agreement (each as defined below), vesting of 100,000 shares underlying the option was accelerated, the option will continue to vest until the expiration of the Passeri Advisor Agreement, and the option will remain exercisable until its expiration.

In March 2024 and June 2024, we granted options to purchase 260,000 and 125,000 shares of our common stock, respectively, to Dr. Levisetti at an exercise price of $1.94 and $1.65, respectively. Such options were scheduled to vest in eight equal semi-annual installments beginning September 6, 2024 and December 5, 2024, respectively. Vesting of these options ceased upon Dr. Levisetti’s departure.

In March 2025, we granted options to purchase 250,000 and 200,000 shares of our common stock to Ms. Warren and Mr. Sandercock, respectively, at an exercise price of $0.99. Such options vest in eight equal semi-annual installments beginning September 21, 2025.

In March 2025, we granted an option to purchase 450,000 shares of our common stock to Mr. Passeri, at an exercise price of $0.99. Such option vests in eight equal semi-annual installments beginning September 21, 2025. Pursuant to the Passeri Separation Agreement and Passeri Advisor Agreement, vesting of 337,500 shares underlying the option was accelerated, the option will continue to vest until the expiration of the Passeri Advisor Agreement, and the option will remail exercisable until its expiration.

In March 2025, we granted an option to purchase 250,000 shares of our common stock to Dr. Levisetti, at an exercise price of $0.99. Such option was scheduled to vest in eight equal semi-annual installments beginning September 21, 2025. Vesting of the option ceased upon Dr. Levisetti’s departure.

In September 2025, we granted an option to purchase 125,000 shares of our common stock to Ms. Warren, at an exercise price of $0.72. Such option fully vests on the first anniversary of the grant date. In September 2025, we also granted an option to purchase 1,875,000 shares of common stock to Dr. Azam, at an exercise price of $0.72, in connection with his appointment as our President and Chief Executive Officer. Such option vests in forty-eight equal monthly installments beginning on the first anniversary of the grant date. In addition, in September 2025, we also granted options to purchase 375,000 shares of common stock to each of Dr. Azam and Mr. Passeri, at an exercise price of $0.72. Such options fully vest if the Company timely achieves a specified financing milestone.

Outstanding Equity Awards at Fiscal Year End 2025

The following table sets forth information regarding all outstanding stock options held by each of our named executive officers as of December 31, 2025.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date
Usman Azam	—	—		375,000	(10)	0.72	9/28/2035
President and Chief Executive Officer	—	1,875,000	(8)	—		0.72	9/28/2035
Daniel R. Passeri (11)	125,000	—		—		6.42	3/4/2029
Former Chief Executive Officer	150,000	—		—		18.96	2/9/2030
	85,000	—		—		15.55	2/9/2031
	87,500	12,500	(1)	—		5.01	3/24/2032
	243,000	81,000	(2)	—		3.21	2/15/2033
	450,000	—		—		4.20	7/20/2033
	200,000	200,000	(4)	—		1.94	3/5/2034
	350,000	—		—		0.70	7/23/2034
	112,500	337,500	(7)	—		0.98	3/20/2035
	—	—		375,000	(10)	0.72	9/28/2035
Lucinda Warren	175,000	175,000	(6)	—		0.66	9/2/2034
Chief Financial and Business Officer	31,250	218,750	(7)	—		0.98	3/20/2035
	—	125,000	(9)	—		0.72	9/28/2035
Matteo Levisetti	200,000	—		—		0.70	7/23/2034
Former Chief Medical Officer	31,250	—		—		0.98	3/20/2035
	31,250	—		—		1.65	6/4/2034
	97,500	—		—		1.94	3/5/2034
	68,750	—		—		3.36	1/16/2033
	25,000	—		—		3.36	1/15/2033
	82,500	—		—		4.20	7/20/2033
	8,750	—		—		5.01	3/24/2032
	37,625	—		—		6.91	2/8/2032
	75,000	—		—		13.14	2/21/2031
Colin Sandercock	100,000	—		—		0.70	7/23/2034
SVP, General Counsel and Secretary	25,000	175,000	(7)	—		0.98	3/20/2035
	22,500	37,500	(5)	—		1.65	6/4/2034
	65,625	109,375	(4)	—		1.94	3/5/2034
	62,500	37,500	(2)	—		3.21	2/15/2033
	75,000	—		—		4.20	7/20/2033
	14,583	2,084	(1)	—		5.01	3/24/2032
	50,000	—		—		6.42	3/5/2029
	52,500	7,500	(3)	—		6.91	2/8/2032
	50,000	—		—		15.55	2/9/2031
	20,000	—		—		16.26	2/4/2030

(1)
This option was granted on March 25, 2022, and the shares underlying the option are scheduled to vest in eight equal semi-annual installments from September 25, 2022.
(2)
This option was granted on February 16, 2023, and the shares underlying the option are scheduled to vest in eight equal semi-annual installments from August 16, 2023.
(3)
This option was granted on February 9, 2022 and the shares underlying the option are scheduled to vest in eight equal semi-annual installments from August 9, 2022.

(4)
This option was granted on March 6, 2024, and the shares underlying the option are scheduled to vest in eight equal semi-annual installments from September 6, 2024.
(5)
This option was granted on June 5, 2024, and the shares underlying the option are scheduled to vest in eight equal semi-annual installments from December 5, 2024.
(6)
This option was granted on September 3, 2024 and the shares underlying the option are scheduled to vest in four equal semi-annual installments from March 3, 2025.
(7)
This option was granted on March 21, 2025 and the shares underlying the option are scheduled to vest in eight equal semi-annual installments from September 21, 2025.
(8)
This option was granted on September 29, 2025, and the shares underlying the option are scheduled to vest in forty-eight equal monthly installments from September 29, 2026.
(9)
This option was granted on September 29, 2025 and the shares underlying the option are scheduled to vest in full on September 29, 2026.
(10)
This option was granted on September 29, 2025, and the shares underlying the option will fully vest if we timely achieve a specified financing milestone.
(11)
Mr. Passeri retired from his role as Chief Executive Officer in September 2025. The number of securities underlying unexercised options indicated above as exercisable by Mr. Passeri reflect continued vesting following Mr. Passeri’s retirement in connection with the Passeri Advisor Agreement.

Employment Agreements

The following is a summary of the employment arrangements with our named executive officers.

Usman Azam. We entered into an employment agreement with Dr. Azam effective September 29, 2025 in connection with his appointment as President and Chief Executive Officer, or the Azam Employment Agreement. The term of the Azam Employment Agreement continues on a year-to-year basis unless terminated sooner pursuant to its terms.

Dr. Azam's current annual base salary is $644,800, and he is eligible for an annual incentive bonus of up to 50% of his base salary based upon achievement of performance-based objectives established by our board of directors or our compensation committee.

If Dr. Azam's employment is terminated due to his death or disability, Dr. Azam will be entitled to receive (i) any unpaid base salary through the date of termination, (ii) any annual bonus for the year prior to the year in which such termination occurs that is earned but unpaid prior to the date of termination, to be paid pro-rata for the period of time from the start of the year to the date of termination from employment (or, if applicable, to the start of the disability), (iii) reimbursement of any unreimbursed business expenses incurred through the date of termination and (iv) all other payments, benefits or fringe benefits to which Dr. Azam is entitled under the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant. If Dr. Azam's employment is terminated without Cause or he resigns for Good Reason (as such terms are defined in the Azam Employment Agreement), he will be entitled to receive each of the benefits described in the foregoing clauses (i)-(iv) and, (a) subject to the terms and provisions of the Azam Employment Agreement, a lump sum cash severance payment in an amount equal to the sum of (1) 12 months of base salary plus (2) the target annual bonus for the year of termination, prorated based on the number of days that Dr. Azam is employed in such year through the date of termination, and (b) subject to the terms and provisions of the Azam Employment Agreement, if Dr. Azam elects COBRA coverage for health and/or dental insurance in a timely manner, monthly premium payments for such coverage until the earliest of: (1) 12 months from termination; (2) the expiration of the term of the Azam Employment Agreement; (3) the date he obtains new employment that offers health and/or dental coverage that is reasonably comparable to that offered by us; or (4) the date COBRA continuation coverage would otherwise terminate. If Dr. Azam's employment is terminated for Cause or he resigns without Good Reason, he will be entitled to receive (i) any unpaid base salary through the date of termination, (ii) reimbursement of any unreimbursed business expenses incurred through the date of termination, and (iv) all other payments, benefits or fringe benefits to which Dr. Azam is entitled under the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant. Any severance to which Dr. Azam may be entitled pursuant to the Azam Employment Agreement is subject to his timely execution and non-revocation of a release agreement with us.

Under the Azam Employment Agreement, Dr. Azam is subject to confidentiality, noncompetition and nonsolicitation provisions that survive the term of his employment.

Daniel Passeri. We entered into an employment agreement with Mr. Passeri effective August 29, 2016, which was subsequently amended and restated on October 3, 2019, February 10, 2020, and March 4, 2021, or, as so amended and restated, the Passeri

Employment Agreement. The term of the Passeri Employment Agreement continued until Mr. Passeri resigned from his role as Chief Executive Officer, effective as of September 29, 2025.

On September 27, 2025, we entered into a separation and release of claims agreement, or the Passeri Separation Agreement, and an advisor agreement, or the Passeri Advisor Agreement, with Mr. Passeri. Pursuant to the Passeri Separation Agreement, Mr. Passeri received, subject to his execution of the Passeri Advisor Agreement and his continued compliance with his obligations under the Passeri Separation Agreement, including certain restrictive covenants, (i) a lump sum cash severance payment in an amount equal to $838,750, less all applicable taxes and withholdings, which represents (a) 12 months of the base salary Mr. Passeri was receiving immediately prior to the voluntary 50% reduction in base salary he agreed to on July 24, 2024, as previously disclosed by us, plus (b) a portion of his target 2025 annual discretionary bonus, prorated based on the number of days that he was employed in 2025 through the date of termination; (ii) continued payment by us of the full premiums for group health insurance coverage under COBRA commencing on September 29, 2025 and continuing until the earliest of (a) March 29, 2027, (b) the date Mr. Passeri obtains new employment that offers health and/or dental insurance that is reasonably comparable to that offered by us or (c) the date COBRA continuation coverage would otherwise terminate in accordance with the provisions of COBRA; and (iii) with respect to 100% of Mr. Passeri’s stock options, stock appreciation rights, restricted stock units and restricted shares in each case that are issued and outstanding under our equity compensation plans, or collectively, the Passeri Equity Awards, (a) acceleration of the time vesting by a period of 12 months and (b) the ability to exercise the Passeri Equity Awards, as applicable, until the date on which those Passeri Equity Awards expire. Under the Passeri Separation Agreement, Mr. Passeri is subject to confidentiality and noncompetition provisions.

Pursuant to the Passeri Advisor Agreement, Mr. Passeri will serve as a strategic advisor by assisting with the transition of his duties and providing other strategic advice and assistance, as requested from time to time by us. In compensation for his services as an advisor, we granted a stock option to purchase up to 375,000 shares of our common stock to Mr. Passeri, which option will fully vest and become exercisable in its entirety if we timely achieve a specified financing milestone. In addition, during the period in which the Passeri Advisor Agreement remains in effect, all of the Passeri Equity Awards will continue to vest and be exercisable in accordance with the terms of the applicable equity award agreements and the applicable stock incentive plan. The term of the Passeri Advisor Agreement will continue until March 30, 2026 unless both parties mutually agree to extend the term.

Lucinda Warren. We entered into an employment agreement with Ms. Warren effective September 1, 2024 in connection with her appointment as Chief Business Officer, which was subsequently amended on December 30, 2025 and February 9, 2026, or, as so amended, the Warren Employment Agreement, when she was appointed as Chief Financial and Business Officer. The term of the Warren Employment Agreement continues until September 30, 2026, unless the term is extended or terminated sooner pursuant to its terms.

Ms. Warren's current annual base salary is $489,060, and she is eligible for an annual incentive bonus of up to 40% of her base salary based upon achievement of performance-based objectives established by our board of directors or our compensation committee.

If Ms. Warren's employment is terminated due to her death or disability, Ms. Warren will be entitled to receive (i) any unpaid base salary through the date of termination, (ii) any annual bonus for the year prior to the year in which such termination occurs that is earned but unpaid prior to the date of termination, to be paid pro-rata for the period of time from the start of the year to the date of termination from employment (or, if applicable, to the start of the disability), (iii) reimbursement of any unreimbursed business expenses incurred through the date of termination and (iv) all other payments, benefits or fringe benefits to which Ms. Warren is entitled under the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant. If Ms. Warren's employment is terminated without Cause or she resigns for Good Reason (as such terms are defined in the Warren Employment Agreement), she will be entitled to receive each of the benefits described in the foregoing clauses (i)-(iv) and, (a) subject to the terms and provisions of the Warren Employment Agreement, a lump sum cash severance payment in an amount equal to the sum of (1) the lesser of (A) 9 months of base salary and (B) the base salary that Ms. Warren would have received had she remained employed for the remainder of the term of the Warren Employment Agreement, which term ends on September 30, 2026, plus (2) the target annual bonus for the year of termination, prorated based on the number of days that Ms. Warren is employed in such year through the date of termination, and (b) subject to the terms and provisions of the Warren Employment Agreement, if Ms. Warren elects COBRA coverage for health and/or dental insurance in a timely manner, monthly premium payments for such coverage until the earliest of: (1) 3 months from the termination date; (2) the expiration of the term of the Warren Employment Agreement; (3) the date she obtains new employment that offers health and/or dental insurance that is reasonably comparable to that offered by us; or (4) the date COBRA continuation coverage would otherwise terminate. If Ms. Warren's employment is terminated for Cause or she resigns without Good Reason, she will be entitled to receive (i) any unpaid base salary through the date of termination, (ii) reimbursement of any unreimbursed business expenses incurred through the date of termination and (iii) all other payments, benefits or fringe benefits to which Ms. Warren is entitled under the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant. Any severance to which Ms. Warren may be entitled pursuant to the Warren Employment Agreement is subject to her timely execution and non-revocation of a release agreement with us.

Under the Warren Employment Agreement, Ms. Warren is subject to confidentiality, noncompetition and nonsolicitation provisions that survive the term of her employment.

Matteo Levisetti. We entered into an employment agreement with Dr. Levisetti effective January 25, 2021 in connection with his appointment as Senior Vice President of Clinical Development, which was subsequently amended and restated on January 17, 2023, or, as so amended and restated, the Levisetti Employment Agreement, when he was appointed to the position of Chief Medical Officer. The term of the Levisetti Employment Agreement continued until Dr. Levisetti’s employment terminated, effective as of November 28, 2025.

On November 19, 2025, we entered into a separation and release of claims agreement, or the Levisetti Separation Agreement, with Dr. Levisetti. Pursuant to the Levisetti Separation Agreement, subject to his continued compliance with his obligations under the Levisetti Separation Agreement, Dr. Levisetti received severance benefits substantially consistent with those previously disclosed severance benefits set forth in the Levisetti Employment Agreement payable in connection with a termination without cause, including (i) a lump sum cash severance payment in an amount equal to $556,837.60, less all applicable taxes and withholdings, which represents (a) nine months of Dr. Levisetti’s base salary, plus (b) a prorated portion of his target 2025 annual bonus, based on the number of days that he was employed in 2025; and (ii) continued payment by us of the full premiums for group health insurance coverage under COBRA commencing on November 28, 2025 and continuing until the earliest of (a) August 28, 2026, (b) the date Dr. Levisetti obtains new employment that offers health and/or dental insurance that is reasonably comparable to that offered by the Company and (c) the date COBRA continuation coverage would otherwise terminate in accordance with the provisions of COBRA. Under the Levisetti Separation Agreement, Dr. Levisetti is subject to confidentiality provisions.

Colin Sandercock. We entered into an employment agreement with Mr. Sandercock effective November 15, 2017 in connection with his appointment as Senior Vice President and General Counsel, or the Sandercock Employment Agreement. The term of the Sandercock Employment Agreement continues on a year-to-year basis unless terminated sooner pursuant to its terms.

Mr. Sandercock's current annual base salary is $466,642, and he is eligible for an annual incentive bonus of up to 40% of his base salary based upon achievement of performance-based objectives established by our board of directors or our compensation committee.

If Mr. Sandercock's employment is terminated due to his death or disability, Mr. Sandercock will be entitled to receive (i) any unpaid base salary through the date of termination, (ii) any annual bonus for the year prior to the year in which such termination occurs that is earned but unpaid prior to the date of termination, (iii) reimbursement of any unreimbursed business expenses incurred through the date of termination, (iv) any accrued but unused vacation time in accordance with Cue policy, which shall be prorated for any year in which Mr. Sandercock's employment is terminated, (v) all other payments, benefits or fringe benefits to which Mr. Sandercock is entitled under the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant, (vi) an annual bonus for the year in which such termination occurs, determined and payable as though no such termination had occurred and (vii) 3 months of base salary. If Mr. Sandercock's employment is terminated without Cause or he resigns for Good Reason (as such terms are defined in the Sandercock Employment Agreement), he will be entitled to receive each of the benefits described in the foregoing clauses (i)-(v) and, (a) subject to the terms and provisions of the Sandercock Employment Agreement, a lump sum cash payment in an amount equal to the sum of (1) the highest annual bonus payable for the year of termination, prorated based on the number of days that Mr. Sandercock is employed in such year through the date of termination plus (2) 6 months of base salary and (b) subject to the terms and provisions of the Sandercock Employment Agreement, if Mr. Sandercock elects to continue medical, dental or other insurance under COBRA, premium payments for such coverage for the 6-month period after termination. If Mr. Sandercock's employment is terminated for Cause or he resigns without Good Reason, he will be entitled to receive (i) any unpaid base salary through the date of termination, (ii) reimbursement of any unreimbursed business expenses incurred through the date of termination, (iii) any accrued but unused vacation time in accordance with Cue policy, which shall be prorated for any year in which Mr. Sandercock's employment is terminated, and (iv) all other payments, benefits or fringe benefits to which Mr. Sandercock is entitled under the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant. Any severance to which Mr. Sandercock may be entitled pursuant to the Sandercock Employment Agreement is subject to his timely execution and non-revocation of a release agreement with us.

Under the Sandercock Employment Agreement, Mr. Sandercock is subject to confidentiality and nonsolicitation provisions that survive the term of his employment.

Pay Versus Performance Disclosure

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officers, or PEOs, and our non-PEO named executive officers, or Non-PEO NEOs, and our performance for the fiscal years listed below. This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Exchange Act and does not necessarily reflect value actually realized by the executives or how our compensation committee evaluates compensation decisions in light of company or individual performance.

Year	Summary Compensation Table Total for First PEO ($)(1)	Summary Compensation Table Total for Second PEO ($)(1)	Compensation Actually Paid to First PEO ($)(2)(3)	Compensation Actually Paid to Second PEO ($)(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)(3)	Value of Initial Fixed $100 Investment based on: Total Shareholder Return ($)(4)	Net Income ($ Millions)
2025	1,426,183	1,185,639	1,272,770	538,956	873,270	805,919	10.68	(23)
2024	1,393,921	—	294,833	—	1,138,725	528,183	38.25	(41)
2023	3,015,480	—	1,356,650	—	1,202,503	117,009	92.63	(51)

(1)
Daniel R. Passeri was our PEO for 2023 and 2024 and our first PEO for 2025 in the table. Usman Azam was our second PEO for 2025. The Non-PEO NEOs were Kerri-Ann Millar and Anish Suri for 2023, Kerri-Ann Millar, Anish Suri and Matteo Levisetti for 2024, and Matteo Levisetti, Lucinda Warren and Colin Sandercock for 2025.
(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s named executive officers during the applicable years. These amounts reflect the Summary Compensation Table Total with certain adjustments made in accordance with Item 402(v) and as described in footnote 3 below.
(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Option Awards column are the totals from the Option Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for First PEO ($)	Exclusion of Option Awards for First PEO ($)	Inclusion of Equity Value for First PEO ($)	Compensation Actually Paid to First PEO ($)
2025	1,426,183	(336,555)	183,142	1,272,770
2024	1,393,921	(711,195)	(387,893)	294,833
2023	3,015,480	(2,407,500)	748,670	1,356,650

Year	Summary Compensation Table Total for Second PEO ($)	Exclusion of Option Awards for Second PEO ($)	Inclusion of Equity Value for Second PEO ($)	Compensation Actually Paid to Second PEO ($)
2025	1,185,639	(1,042,313)	395,630	538,956
2024	—	—	—	—
2023	—	—	—	—

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2025	873,270	(222,277)	154,926	805,919
2024	1,138,725	(589,023)	(21,519)	528,183
2023	1,202,503	(736,514)	(348,980)	117,009

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Outstanding and Unvested as of Last Day of Year for First PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Outstanding and Unvested Equity Awards Granted in any Prior Year for First PEO ($)	Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for First PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards Granted in any Prior Year that Vested During Year for First PEO	Fair Value at Last Day of Prior Year Equity Awards Forfeited During Year for First PEO	Total – Inclusion of Equity Values for First PEO ($)
2025	110,289	(208,020)	50,326	230,547	—	183,142
2024	524,484	(543,213)	13,195	(382,359)	—	(387,893)
2023	1,190,794	(245,681)	247,336	(443,779)	—	748,670

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Outstanding and Unvested as of Last Day of Year for Second PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Outstanding and Unvested Equity Awards Granted in any Prior Year for Second PEO ($)	Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for Second PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards Granted in any Prior Year that Vested During Year for Second PEO	Fair Value at Last Day of Prior Year Equity Awards Forfeited During Year for Second PEO	Total – Inclusion of Equity Values for Second PEO ($)
2025	395,630	—	—	—	—	395,630
2024	—	—	—	—	—	—
2023	—	—	—	—	—	—

Year	Average Year- End Fair Value of Equity Awards Granted During Year That Remained Outstanding and Unvested as of Last Day of Year for Non- PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Outstanding and Unvested Equity Awards Granted in any Prior Year for Non-PEO NEOs ($)	Average Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non- PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards Granted in any Prior Year that Vested During Year for Non- PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non- PEO NEOs ($)	Total – Average Inclusion of Equity Values for Non-PEO NEOs ($)
2025	38,404	(32,503)	13	149,012	—	154,926
2024	226,194	(157,584)	17,572	(107,701)	—	(21,519)
2023	439,267	(199,605)	88,258	(676,900)	—	(348,980)

Valuation assumptions used to calculate fair values did not materially differ from those used to calculate fair values at the time of grant as reflected in the amounts set forth in the Summary Compensation Table.

(4) Assumes $100 was invested for the period starting December 31, 2022 through the end of the listed year in our common stock. Historical stock performance is not necessarily indicative of future stock performance.

Description of Relationship Between PEOs and Average Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Versus TSR
Compensation Actually Paid ($ Millions)
$1.60
$1.40
$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$-
Company TSR (FYE 2022 Indexed to $100)
$100
$90
$80
$70
$60
$50
$40
$30
$20
$10
$0
2023
2024
2025
Compensation Actually Paid to 1st PEO
Average Compensation Actually Paid to Non-PEO NEOs
Compensation Actually Paid to 2nd PEO
Cue Biopharma, Inc. TSR

Description of Relationship Between PEOs and Average Non-PEO NEO Compensation Actually Paid and Net Loss

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average Compensation Actually Paid to our Non-PEO NEOs, and our Net Loss during the three most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Net Loss
Compensation Actually Paid ($ Millions)
Net Loss ($ Millions)
$1.60
$1.40
$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$-
$0
-$10
-$20
-$30
-$40
-$50
-$60
2023
2024
2025
Compensation Actually Paid to 1st PEO
Average Compensation Actually Paid to Non-PEO NEOs
Compensation Actually Paid to 2nd PEO
Net Loss $ (In Millions)

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information on the Company’s equity compensation plans as of December 31, 2025. As of December 31, 2025, we had three equity compensation plans, our 2025 Plan, our 2016 Omnibus Incentive Plan and our 2016 Non-Employee Equity Incentive Plan, each of which was approved by our stockholders. All outstanding awards relate to shares of our common stock. We have also made inducement awards to certain new hires, which awards were not approved by our stockholders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities Remaining available for future issuance under equity compensation plans (excluding securities outstanding) (1)
Equity compensation plans approved by security holders	12,552,467	$3.95	5,621,928
Equity compensation plans not approved by security holders (2)	200,000	1.06	N/A
Total	12,752,467	$5.01	5,621,928

(1) As of December 31, 2025, all 5,621,928 shares of our common stock available for issuance were under the 2025 Plan.

(2) Represents inducement stock option award granted to an employee in accordance with Nasdaq Listing Rule 5635(c)(4), with an exercise price equal to the closing price of our common stock on the date of grant and vesting vest over two years, in four equal installments beginning six months from the date of grant.

TRANSACTIONS WITH RELATED PERSONS

Other than compensation agreements and other arrangements, which are described as required by applicable SEC rules under the heading “Executive Compensation” above, and as set forth below, since January 1, 2024, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of their immediate families had or will have a direct or indirect material interest.

Participation in 2024 Underwritten Public Offering

In September 2024, we issued and sold to investors in an underwritten public offering an aggregate of 11,564,401 shares of our common stock and, in lieu of shares of common stock, pre-funded warrants to purchase an aggregate of 12,435,599 shares of our common stock, and accompanying warrants to purchase an aggregate of 6,000,000 additional shares of common stock at a price of $0.50 per unit, consisting of a share of our common stock and an accompanying warrant to purchase one share of our common stock, or a price of $0.499 per unit, consisting of a pre-funded warrant to purchase a share of our common stock and an accompanying warrant to purchase one share of our common stock. A holder of more than 5% of our voting securities participated in the offering. The following table sets forth the number of shares of our common stock and warrants to purchase shares of our common stock purchased by such 5% holder and the aggregate purchase price paid for such securities.

Purchaser(1)	Shares of Common Stock Purchased	Warrant Shares Underlying Warrants Purchased	Aggregate Purchase Price
Affiliates of Bleichroeder LP	2,035,634	4,214,366	$2,497,036

(1) See the “Security Ownership of Certain Beneficial Owners and Management” section for additional information about securities held by this entity.

Participation in April 2025 Underwritten Public Offering

In April 2025, we issued and sold to investors in an underwritten public offering an aggregate of 13,530,780 shares of our common stock and, in lieu of shares of common stock, pre-funded warrants to purchase an aggregate of 11,469,216 shares of our common stock, and accompanying warrants to purchase an aggregate of 6,249,999 additional shares of common stock at a price of $0.79 per unit, consisting of a share of our common stock and an accompanying warrant to purchase one-quarter of one share of our common stock, or a price of $0.789 per unit, consisting of a pre-funded warrant to purchase a share of our common stock and an accompanying warrant to purchase one-quarter of one share of our common stock. A holder of more than 5% of our voting securities participated in the offering. The following table sets forth the number of shares of our common stock and warrants to purchase shares of our common stock purchased by such 5% holder and the aggregate purchase price paid for such securities.

Purchaser(1)	Shares of Common Stock Purchased	Warrant Shares Underlying Warrants Purchased	Aggregate Purchase Price
Affiliates of Bleichroeder LP	1,821,294	2,133,771	$2,498,657

(1) See the “Security Ownership of Certain Beneficial Owners and Management” section for additional information about securities held by this entity.

Participation in December 2025 Underwritten Public Offering

On December 22, 2025, we issued and sold to investors in an underwritten public offering an aggregate of 17,857,140 shares of our common stock and, in lieu of shares of common stock, pre-funded warrants to purchase an aggregate of 23,214,286 shares of our common stock, and accompanying warrants to purchase an aggregate of 20,535,713 additional shares of common stock at a price of $0.28 per unit, consisting of a share of our common stock and an accompanying warrant to purchase one-half of one share of our common stock, or a price of $0.279 per unit, consisting of a pre-funded warrant to purchase a share of our common stock and an accompanying warrant to purchase one-half of one share of our common stock. A holder of more than 5% of our voting securities participated in the offering. The following table sets forth the number of warrants to purchase shares of our common stock purchased by such 5% holder and the aggregate purchase price paid for such securities.

Purchaser(1)	Shares of Common Stock Purchased	Warrant Shares Underlying Warrants Purchased	Aggregate Purchase Price
Affiliates of Bleichroeder LP	—	5,357,148	$1,000,001

(1) See the “Security Ownership of Certain Beneficial Owners and Management” section for additional information about securities held by this entity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our voting stock as of March 1, 2026 by:

•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;
•
each of our directors and nominees for director;
•
each of our named executive officers; and
•
all of our directors and executive officers as a group.

The percentage of shares beneficially owned is computed on the basis of 97,465,802 shares of our common stock outstanding as of March 1, 2026. The number of shares beneficially owned by each stockholder is determined under rules of the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options or other rights held by such person that are currently exercisable or will become exercisable within 60 days of March 1, 2026 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed stockholders is Cue Biopharma, Inc. at 40 Guest Street, Boston, Massachusetts 02135. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name of Beneficial Owner	Shares of Common Stock Owned	Shares Underlying Options (1)	Shares Underlying Warrants (1)	Number of Shares Beneficially Owned	Percentage of Class
Directors and Named Executive Officers
Usman Azam	—	—	—	—	*
Daniel R. Passeri (2)	75,377	2,109,000	—	2,184,377	2.19%
Lucinda Warren	—	325,000	—	325,000	*
Colin Sandercock	582,321	606,667	—	1,188,988	1.21%
Matteo Levisetti (3)	9,230	657,625	—	666,855	*
Pasha Sarraf	357	16,104	—	16,461	*
Jill Broadfoot	—	—	—	—	*
Pamela Garzone	—	88,800	—	88,800	*
Peter A. Kiener	—	86,800	—	86,800	*
Frank Morich	9,230	88,000	—	97,230	*
Patrick Verheyen	89,201	88,800	—	178,001	*

Directors and Executive Officers as a group (10 persons)	681,109	1,425,171	—	2,106,280	2.13%

Five Percent Stockholders
Affiliates of Bleichroeder LP (4)	4,997,240	—	5,265,630	10,262,870	9.99%

* Less than 1%

(1)
These columns represent shares of common stock underlying options and warrants, respectively, that are acquirable within 60 days of March 1, 2026.

(2)
Mr. Passeri retired from his role as Chief Executive Officer in September 2025. The shares of common stock underlying options indicated above as beneficially owned by Mr. Passeri reflect acceleration of vesting in connection with Mr. Passeri’s retirement.
(3)
Dr. Levisetti’s employment with us as Chief Medical Officer terminated in November 2025.

(4)
Bleichroeder LP, a Delaware limited partnership, holds through its affiliates, including 21 April Fund, L.P. and 21 April Fund, Ltd.: (i) 4,997,240 shares of common stock, (ii) warrants to purchase 306,278 shares of common stock, with a 4.99%

limit on the exercise of such warrants, (iii) warrants to purchase 3,826,855 shares of common stock, with a 9.99% limit on the exercise of such warrants and (iv) pre-funded warrants to purchase 7,878,430 shares of common stock, with a 9.99% limit on the exercise of such warrants. Bleichroeder LP is a subsidiary of Bleichroeder Holdings LLC, a Delaware limited liability company. Bleichroeder LP is prohibited from exercising the warrants and pre-funded warrants it beneficially owns, if, as a result of any exercise of such warrants, Bleichroeder LP would beneficially own more than 4.99% or 9.99%, as applicable, of the total number of shares of common stock then issued and outstanding immediately after giving effect to any such exercise, which we refer to as the Beneficial Ownership Limitations. The shares reported under “Shares of Common Stock Owned,” “Shares Underlying Warrants” and “Number of Shares Beneficially Owned” consist of (i) 4,997,240 shares of common stock and (ii) 5,265,630 shares of common stock issuable upon the exercise of warrants, and do not include 6,745,933 shares of common stock issuable upon the exercise of the warrants due to the application of the Beneficial Ownership Limitations. The address for Bleichroeder Holdings LLC and Bleichroeder LP is 1345 Avenue of the Americas, 47th Floor, New York, NY 10105. For information regarding Bleichroeder LP and Bleichroeder Holdings LLC and the shares of common stock held, we have relied on the Schedule 13G filed with the SEC on March 21, 2025, as well as information otherwise known to us.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Based solely upon a review of the copies of such forms and amendments thereto, we believe that, during 2025, none of our officers, directors, and greater than 10% beneficial owners failed to file on a timely basis the reports required by Section 16(a), with the exception of the following reports:

•
a late Form 4 was filed for Usman Azam on October 2, 2025, reporting the acquisition of a stock option on September 29, 2025;
•
a late Form 4 was filed for Lucinda Warren on November 25, 2025, reporting the acquisition of a stock option on September 29, 2025;
•
a late Form 4 was filed for Daniel G. Baker on November 25, 2025, reporting the acquisition of a stock option on September 29, 2025; and
•
a late Form 4 was filed for Colin Sandercock on December 5, 2025, reporting the acquisition of a stock option on September 26, 2025.

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed RSM US LLP, or RSM, as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 and the board of directors has directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. RSM has served as the company’s registered public accountant since 2018. Representatives of RSM are expected to be present online at the Annual Meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

Stockholder ratification of the appointment of RSM as the company’s independent registered public accounting firm is not required by Delaware law, our Certificate of Incorporation or our bylaws. However, the board of directors is submitting the audit committee’s selection of RSM to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the company and its stockholders.

Independent Registered Public Accounting Firm, Fees and Other Matters

RSM was our independent registered public accounting firm for the years ended December 31, 2025 and December 31, 2024. The following table summarizes the fees of RSM billed to us for each of the last two fiscal years. All such services and fees were pre-approved by our audit committee in accordance with the “Pre-Approval Policies and Procedures” described below.

	2025 ($)	2024 ($)
Audit Fees (1)	580,502	397,873
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	580,502	397,873

(1)
Audit Fees include fees for professional services rendered for the audit of our annual financial statements, quarterly reviews, consents and assistance with and review of documents filed with the SEC, including consents and comfort letters issued in connection with registration statements and securities offerings.

Pre-Approval Policies and Procedures

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee. During our 2025 and 2024 fiscal years, all of the services provided by RSM were pre-approved by our audit committee.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE TO RATIFY THE APPOINTMENT OF RSM US LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

PROPOSAL 3:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or Dodd-Frank Act, which added Section 14A to the Exchange Act. Section 14A of the Exchange Act also requires that stockholders have the opportunity to cast an advisory vote with respect to whether future advisory votes on the compensation paid to our named executive officers will be held every one, two or three years. At the 2023 annual meeting, our stockholders approved, on an advisory, non-binding basis, an annual advisory vote on the compensation of our named executive officers. In accordance with the results of this vote, our board of directors determined to implement an advisory vote on the compensation of our named executive officers every year until the next vote in 2029 on the preferred frequency of such advisory votes.

Our executive compensation program is designed to reward value creation for stockholders and to attract, motivate, and retain our executive officers, who are critical to our success. Under this program, our named executive officers are rewarded for the achievement of our short- and long-term strategic and financial goals, which we believe serves to enhance short- and long-term value creation for our stockholders. The program contains elements of cash and equity-based compensation and is designed to align the interests of our executives with those of our stockholders and paying for performance.

The section of this proxy statement titled “Executive Compensation” beginning on page 22 including “Narrative to Summary Compensation Table,” describes in detail our executive compensation program and the decisions made by our compensation committee and our board of directors with respect to the fiscal year ended December 31, 2025. Our executive compensation program rewards value creation for stockholders and progress towards achieving our mission and that promotes company performance. At the same time, we believe our program does not encourage excessive risk-taking by management. While we do not have a formal or informal policy for allocating between long-term and short-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation, we generally strive to provide our named executive officers with a mix of short-term and long-term performance-based incentives to encourage consistently strong performance, and our board of directors believes that this link between compensation and the achievement of our short- and long-term business goals has helped drive our performance over time.

Our board of directors is asking stockholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by the company or the board of directors (or any committee thereof), create or imply any change to the fiduciary duties of the company or the board of directors (or any committee thereof), or create or imply any additional fiduciary duties for the company or the board of directors (or any committee thereof). However, our compensation committee and board of directors value the opinions expressed by our stockholders in their vote on this proposal and intend to consider carefully the outcome of the vote when making future compensation decisions for named executive officers.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

Proposal 4:

ADOPTION AND APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT OF OUR ISSUED SHARES OF COMMON STOCK AT A RATIO WITHIN THE RANGE OF NOT LESS THAN 1-FOR-30 AND NOT MORE THAN 1-FOR-50, WITH THE EXACT RATIO WITHIN SUCH RANGE AND THE IMPLEMENTATION AND TIMING OF SUCH REVERSE STOCK SPLIT TO BE DETERMINED AT THE SOLE DISCRETION OF OUR BOARD OF DIRECTORS WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF OUR STOCKHOLDERS

General

On March 4, 2026, our board of directors unanimously approved and declared advisable an amendment (attached as Appendix A to this proxy statement), or the Reverse Split Charter Amendment, to our Certificate of Incorporation to effect a reverse stock split, or the Reverse Split, of our issued shares of common stock at a ratio within the range of not less than 1-for-30 and not more than 1-for-50, or the Ratio Range, with the exact ratio within such range and the implementation and timing of such Reverse Split to be determined at the sole discretion of our board of directors without further approval or authorization of our stockholders. This Proposal 4 is not contingent on the approval of any other proposal to be considered at the Annual Meeting. As further described below, if this proposal is adopted and approved by our stockholders and our board of directors determines that the Reverse Split would be in the best interests of our company and its stockholders, our board of directors may determine to effect the Reverse Split at any time prior to the one-year anniversary of the date on which the Reverse Split is adopted and approved by our stockholders at the Annual Meeting by a ratio of not less than 1-for-30 and not greater than 1-for-50, and may determine to effect such Reverse Split promptly after the Annual Meeting if such stockholder approval is received. As set forth in Appendix A, by adoption and approval of this Proposal 4, the stockholders will be deemed to have adopted and approved a separate amendment to effect the Reverse Split at each of the ratios between and including 1-for-30 and 1-for-50.

Notwithstanding the foregoing, no such amendment or any Reverse Split will occur until the Reverse Split Charter Amendment is filed with the Secretary of State of the State of Delaware and becomes effective. If this Proposal 4 is adopted and approved by our stockholders and the board of directors decides to proceed with the Reverse Split, the exact timing of the filing of the Reverse Split Charter Amendment and the Reverse Split will be determined by our board of directors in its sole discretion based on its evaluation as to when such action will be the most advantageous to us and our stockholders, as discussed below. The board of directors will also determine the exact Reverse Split ratio within the Ratio Range, which ratio will be included in a public announcement made prior to the effectiveness of the Reverse Split Charter Amendment. Any amendment to effect the Reverse Split at the other ratios within the Ratio Range adopted and approved by the board of directors and stockholders will be abandoned. We may effect only one reverse stock split in connection with this proposal. We believe enabling the board of directors to fix the specific ratio will provide us with the flexibility to implement the Reverse Split in a manner designed to maximize the anticipated benefits to us and our stockholders. Upon the effectiveness of the Reverse Split Charter Amendment effecting the Reverse Split, or the Split Effective Time, the issued shares of our common stock immediately prior to the Split Effective Time will be reclassified into a smaller number of shares of common stock within the Ratio Range, such that a holder of our common stock will own one share of our common stock for the specified number of shares of common stock held by that stockholder immediately prior to the Split Effective Time, which number will be determined by the board of directors within the Ratio Range in its sole discretion.

Because the Reverse Split will decrease the number of outstanding shares of our common stock by a ratio within the range of not less than 1-for-30 and not more than 1-for-50 but would not effect a decrease to the number of authorized shares of our common stock, the Reverse Split Charter Amendment would result in a relative increase to the number of authorized and unissued shares of our common stock.

The primary purpose for effecting the Reverse Split is to increase the per-share market price of our common stock so as to:

•
maintain the listing of our common stock on Nasdaq and avoid delisting of our common stock from Nasdaq in the future on the basis of the Bid Price Rule (as defined below);
•
increase the acceptability of our common stock to long-term investors who may not find our shares attractive at their current prices due to the trading volatility often associated with stocks below certain prices;
•
make our common stock eligible for investment by brokerage houses and institutional investors that have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin; and/or
•
make our common stock more attractive for investors who may be dissuaded from purchasing stocks below certain prices because the brokerage commissions, as a percentage of the total transaction value, tend to be higher for such low-priced stocks.

In evaluating whether to seek stockholder approval for the Reverse Split, our board of directors also considered potential negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits that investors, analysts and other stock market participants may hold; the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined, sometimes significantly, following their reverse stock splits; the possible adverse effect on liquidity that a reduced number of outstanding shares could cause; the costs associated with implementing a reverse stock split; and in our case, the possibility that the Reverse Split may not allow us to demonstrate the ten consecutive business days of compliance with Nasdaq’s Bid Price Rule prior to the expiration of the current May 11, 2026 deadline to be in compliance. In approving and recommending the Reverse Split, our board of directors determined that any potential negative factors are outweighed by the potential benefits of the Reverse Split.

Reasons for the Reverse Split

Our board of directors approved the Reverse Split proposal because it believes that:

•
seeking stockholder approval and adoption of the Reverse Split Charter Amendment to effect the Reverse Split at the discretion of the board of directors is advisable and in the best interests of our company and our stockholders;
•
effecting the Reverse Split may avoid a delisting of our common stock from Nasdaq, which would prevent our common stock from trading on the OTC Markets or another quotation medium and potentially improve the marketability and liquidity of our common stock;
•
an investment in our common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients and investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction value, tend to be higher for such stocks;
•
analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks and most investment funds are reluctant to invest in lower priced stocks; and
•
a higher stock price may help generate investor interest in us and help us attract and retain employees.

If the Reverse Split successfully increases the per-share price of our common stock, the board of directors believes this increase may increase trading volume in our common stock and facilitate future financings by our company.

Nasdaq Requirements for Continued Listing

Our board of directors is seeking authority to effect the Reverse Split with the primary intent of increasing the market price of our common stock to meet the price criteria for continued listing on Nasdaq. Our common stock is listed on the Nasdaq Capital Market under the symbol “CUE.” On May 12, 2025, we received written notification, or the Notice, from the Listing Qualifications Department, or the Staff, of Nasdaq that, because the bid price for our common stock had closed below $1.00 per share for 30 consecutive business days, we no longer complied with the minimum bid price requirement for continued listing on the Nasdaq Capital Market, pursuant to Nasdaq Listing Rule 5550(a)(2), or the Bid Price Rule.

The Notice had no immediate effect on the listing of our common stock on the Nasdaq Capital Market, which will continue to be listed and trade on Nasdaq subject to our continued compliance with other listing requirements.

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we had an initial period of 180 calendar days, which expired on November 10, 2025, to regain compliance with the Bid Price Rule. On November 11, 2025, we received written notification from the Staff that we had been granted an additional 180 calendar days, or until May 11, 2026, or the Second Compliance Period, to regain compliance with the Bid Price Rule. To regain compliance, the closing bid price of our common stock must be at least $1.00 per share for a minimum of ten consecutive business days prior to the end of the Second Compliance Period, at which time the Staff will provide written notification to us that we comply with the Bid Price Rule, unless the Staff exercises its discretion to extend this ten-day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H).

However, if we fail to regain compliance with the Bid Price Rule during the Second Compliance Period, or if we do not meet the other listing standards, the Staff will provide written notice that our common stock will be subject to delisting. Upon receipt of such notice, under Nasdaq rules, we may appeal the Staff’s delisting determination to a Nasdaq Listing Qualifications Panel, or the Panel. We would expect our common stock will be suspended from trading pending the Panel’s decision. However, there can be no assurance that, if we do appeal the delisting determination by the Staff to the Panel, such appeal would be successful.

In the event we are delisted from Nasdaq, our shares may commence trading on the OTC Markets or another quotation medium. As a result, an investor would likely find it more difficult to trade or obtain accurate price quotations for our shares. Delisting would likely also reduce the visibility, liquidity, and value of our common stock, reduce institutional investor interest in our company, and may increase the volatility of our common stock. Delisting could also cause a loss of confidence of potential industry partners, lenders, and employees, which could further harm our business and our future prospects. Further, a delisting from Nasdaq and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through additional financing or to use our shares for business development or other corporate initiatives, and could significantly increase the ownership dilution to stockholders caused by our issuing equity in financing or other transactions.

We have previously provided written notice to Nasdaq of our intention to cure the deficiency during the Second Compliance Period by effecting a reverse stock split. We believe that effecting the Reverse Split will help us avoid delisting from Nasdaq and any resulting consequences. Accordingly, we believe that the Reverse Split is our best proactive option for complying with the Bid Price Rule for continued listing on the Nasdaq Capital Market. A decrease in the number of outstanding shares of our common stock resulting from the Reverse Split should, absent other factors, assist in ensuring that the per-share market price of our common stock remains above the requisite price for continued listing. However, we cannot provide any assurance that our minimum bid price would comply with the Bid Price Rule of the Nasdaq Capital Market following the Reverse Split.

Potential Increased Investor Interest

On March 2, 2026, the closing price of a share of our common stock on the Nasdaq Capital Market was $0.28 per share. We believe that the low per-share market price of our common stock impairs our marketability to, and acceptance by, institutional investors and other members of the investing community and creates a negative impression of our company. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors are reluctant to recommend lower priced securities to their clients or have internal policies and practices that prohibit them from investing in low-priced stocks. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction value, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Also, our board of directors believes that most investment funds are reluctant to invest in lower priced stocks. The higher share price that may result from the Reverse Split could enable investors and brokerage firms with such policies and practices to invest in our common stock. In addition, these factors may affect our ability to raise additional capital through the sale of our common stock.

Criteria the Board of Directors May Use to Determine to Implement the Reverse Split

If our stockholders adopt and approve the Reverse Split proposal, our board of directors will be authorized to proceed with the Reverse Split. The exact ratio of the Reverse Split, within the range of 1-for-30 to 1-for-50, would be determined by our board of directors in its sole discretion and publicly announced by us prior to the Split Effective Time. In determining whether to proceed with the Reverse Split and setting the appropriate ratio for the Reverse Split, if any, our board of directors may consider, among other things, factors such as:

•
Nasdaq’s minimum price per share requirements and its other listing requirements such as requirements relating to the minimum number of holders;
•
the historical market prices and trading volume of our common stock;
•
the number of shares of our common stock outstanding prior to and after the Reverse Split;
•
the then-prevailing and expected market prices and trading volume of our common stock and the anticipated or actual impact of the Reverse Split (including the reduction in the number of outstanding shares) on the market prices and trading volume for our common stock;
•
the number of authorized but unissued shares of our common stock that would result from the Reverse Split;
•
the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs;
•
business developments affecting us; and
•
prevailing general market and economic conditions.

Certain Risks Associated with the Reverse Split

There are risks associated with the Reverse Split, including that the Reverse Split may not result in an increase in the per-share price of our common stock following the Reverse Split or in the future. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•
the market price per share will either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq for continued listing, or that we will otherwise meet the requirements of Nasdaq for inclusion for trading on Nasdaq;
•
the market price per share of our common stock after the Reverse Split will rise in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Split;
•
the Reverse Split will result in a per-share price that will attract brokers and investors;
•
the Reverse Split will result in a per-share price that will increase our ability to attract and retain employees; or
•
the market price of our common stock will not decrease in the future.

The market price of our common stock will also be based on the performance of our company and other factors detailed from time to time in the reports we filed with the SEC, some of which may be out of our control, including general economic, market and industry conditions. If the Reverse Split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split.

Furthermore, the liquidity of our common stock may be negatively impacted by the Reverse Split, given the reduced number of shares that would be outstanding after the Reverse Split, particularly if the per-share market price does not increase as a result of the Reverse Split. For instance, if the Reverse Split is implemented, it may result in some stockholders owning “odd lots” (less than 100 shares) of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions in “round lots” of even multiples of 100 shares. If we effect the Reverse Split, the resulting per-share price may nevertheless fail to attract institutional investors and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not improve. Accordingly, the Reverse Split may not achieve the desired result of increasing marketability of our common stock as described above under “Reasons for the Reverse Split.”

You should also keep in mind that implementation of the Reverse Split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership in our company (subject to the treatment of fractional shares). However, should the overall value of our common stock decline after the proposed Reverse Split, then the actual or intrinsic value of the shares of our common stock held by you will also proportionately decrease as a result of the overall decline in value.

Principal Effects of the Reverse Split

If our stockholders adopt and approve the Reverse Split proposal and our board of directors elects to implement the Reverse Split, depending on the ratio for the Reverse Split determined by our board of directors, a minimum of every 30 and a maximum of every 50 shares of issued common stock will be combined and reclassified into one new share of common stock.

If implemented, the Reverse Split will have the effect of decreasing the number of shares of our common stock that are issued and outstanding. The actual number of shares of common stock issued and outstanding after giving effect to the Reverse Split, if implemented, will depend on the ratio for the Reverse Split that is ultimately determined by our board of directors.

As of March 1, 2026, there were no shares of common stock held by us in treasury, and therefore the Reverse Split is not expected to have any effect on treasury shares. The Reverse Split will not change the terms of our common stock. The Reverse Split will have no effect on the number of shares of common stock or preferred stock that we are authorized to issue. After the Reverse Split, the shares of common stock and preferred stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock and preferred stock, respectively, now authorized. The Reverse Split will not change the par value of the common stock or the preferred stock.

Except with respect to the treatment of fractional shares, the Reverse Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in our company, except that, as described below under “Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Split will receive cash in lieu of such fractional share. In addition, the Reverse Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

After the Split Effective Time, our common stock will have a new Committee on Uniform Securities Identification Procedures, or CUSIP, number, which is a number used to identify our equity securities. The Reverse Split is not intended as, and would not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. After the Reverse Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act.

Assuming Reverse Split ratios of 1-for-30, 1-for-40 and 1-for-50, which reflect the low, middle and high end of the range that our stockholders are being asked to adopt and approve, the following table sets forth (i) the number of shares of our common stock that would be authorized, (ii) the number of shares of our common stock that would be issued and outstanding, (iii) the aggregate number of shares of our common stock that would be reserved for issuance upon exercise of outstanding options under and outside of our equity incentive plans, (iv) the aggregate number of shares of our common stock that would be reserved and available for future issuance under our equity incentive plans, and (v) the aggregate number of shares of our common stock that would be reserved for issuance upon exercise of outstanding warrants. The table does not account for fractional shares for which stockholders will be entitled to receive cash in lieu thereof in the Reverse Split.

	Number of Shares Before Reverse Stock Split	Reverse Split Ratio of 1- for-30	Reverse Split Ratio of 1- for-40	Reverse Split Ratio of 1- for-50
Number of Shares of Common Stock Authorized	300,000,000	300,000,000	300,000,000	300,000,000
Number of Shares of Common Stock Issued and Outstanding	97,465,802	3,248,860	2,436,645	1,949,316
Number of Shares of Common Stock Reserved for Issuance Pursuant to Outstanding Options Under and Outside of Our Equity Incentive Plans	12,953,867	431,795	323,846	259,077
Number of Shares of Common Stock Reserved and Available for Future Issuance Under Our Equity Incentive Plans	5,621,928	187,397	140,548	112,438
Number of Shares of Common Stock Reserved for Issuance Upon Exercise of Outstanding Warrants	43,749,999	1,458,333	1,093,749	874,999

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in the Reverse Split proposal, except to the extent of their ownership in shares of our common stock and securities exercisable for our common stock, which shares and securities would be subject to the same proportionate adjustment in accordance with the terms of the Reverse Split as all other outstanding shares of our common stock and securities exercisable for our common stock.

Reservation of Right to Abandon the Reverse Split Charter Amendment

Although we presently intend to effect the Reverse Split to regain compliance with the Bid Price Rule, notwithstanding stockholder adoption and approval of the Reverse Split, our board of directors will have discretion as to whether to effect the Reverse Split proposal and reserves the right to abandon the Reverse Split Charter Amendment without any further action by our stockholders if at any time prior to the filing or effectiveness of the Reverse Split Charter Amendment, our board of directors determines, in its sole discretion, that the Reverse Split is no longer in the best interests of our company and our stockholders. If we do not file the Reverse Split Charter Amendment with the Secretary of State of the State of Delaware by the one-year anniversary of the date on which the Reverse Split is adopted and approved by our stockholders at the Annual Meeting, our board of directors will be deemed to have abandoned the Reverse Split for each of the stockholder-approved ratios.

By voting in favor of the Reverse Split Charter Amendment, stockholders are also expressly authorizing our board of directors to determine not to proceed with, or abandon, the Reverse Split if it should so decide. Additionally, if our board of directors determines to effect the Reverse Split, the Reverse Split Charter Amendment setting forth the ratio approved by the board of directors will be filed with the Secretary of State of the State of Delaware and any amendment to effect the Reverse Split at any of the other stockholder-approved ratios will be abandoned.

Authorized Shares of Common Stock

We are currently authorized under our Certificate of Incorporation to issue up to a total of 310,000,000 shares of capital stock, consisting of 300,000,000 shares of common stock and 10,000,000 shares of preferred stock. The Reverse Split will not result in a reduction in the total number of shares of our capital stock and common stock that we are authorized to issue. Because the Reverse Split will decrease the number of outstanding shares of common stock, the Reverse Split Charter Amendment will result in a relative increase in the number of authorized and unissued shares of our common stock.

Procedure for Effecting the Reverse Split and Exchange of Stock Certificates

If our stockholders adopt and approve the Reverse Split Charter Amendment, and if our board of directors still believes that a reverse stock split is in the best interests of our company and elects to implement the Reverse Split (with the ratio to be determined in the discretion of our board of directors within the parameters described herein), we will file the Reverse Split Charter Amendment with the Secretary of State of the State of Delaware at such time as our board of directors has determined to be appropriate and any amendment to effect the Reverse Split at any of the other stockholder-approved ratios will be abandoned; provided that in no event shall the filing of the Reverse Split Charter Amendment occur after the one-year anniversary of the date on which the Reverse Split is adopted and approved by our stockholders at the Annual Meeting. Our board of directors may delay effecting the Reverse Split without resoliciting stockholder adoption and approval thereof.

Our registered holders of common stock hold all of their shares electronically in book-entry form with our transfer agent, Computershare Trust Company, N.A. These stockholders do not have physical stock certificates evidencing their ownership of the common stock. These stockholders are provided with a periodic statement reflecting the number of shares of common stock registered in their accounts. Stockholders who hold shares of our common stock electronically in book-entry form with our transfer agent will not need to take further action and any periodic statement provided to such stockholders after the Split Effective Time will reflect the appropriate number of whole shares of post-Reverse Split common stock resulting from the Reverse Split.

If our board of directors elects to implement the Reverse Split, then, for purposes of implementing the Reverse Split, we intend to treat stockholders holding our common stock in “street name,” through a bank, brokerage firm or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokerage firms, or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding our common stock in street name. However, these banks, brokerage firms, or other nominees may have different procedures than registered stockholders for processing the Reverse Split. Stockholders who hold shares of our common stock with a bank, brokerage firm, or other nominee and who have any questions in this regard are encouraged to contact their bank, brokerage firm, or other nominee.

Fractional Shares

If our board of directors elects to implement the Reverse Split, fractional shares will not be issued. Stockholders of record who would otherwise hold fractional shares of our common stock as a result of the Reverse Split will be entitled to receive a cash payment (without interest and subject to applicable withholding taxes) in lieu of such fractional shares. Each such stockholder will be entitled to receive a cash payment (without interest) equal to the fraction of a share of common stock to which such stockholder would otherwise be entitled multiplied by (i) the closing price per share of the common stock on the Nasdaq Capital Market at the close of business on the trading day preceding the date of the Split Effective Time multiplied by (ii) the Reverse Stock Split Number (as defined in the Reverse Split Charter Amendment attached hereto as Appendix A).

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds will be deposited, sums due for fractional interests resulting from the Reverse Split that are not timely claimed after the Split Effective Time in accordance with applicable law may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Effect of the Reverse Split on Employee Plans, Options and Warrants

Pursuant to the various instruments governing our then-outstanding stock options and warrants to purchase common stock, in connection with the Reverse Split, our board of directors will reduce the number of shares of common stock issuable upon the exercise of such stock options and warrants in proportion to the ratio of the Reverse Split and proportionately increase the exercise price of our outstanding stock options and warrants. In connection with such proportionate adjustments, the number of shares of common stock issuable upon exercise of outstanding stock options and warrants will be rounded down to the nearest whole share, and the exercise prices of outstanding stock options and warrants will be rounded up to the nearest cent. In addition, as of the Split Effective Time, we would adjust and proportionately decrease the total number of shares of our common stock that may be the subject of the future grants under our equity incentive plans.

No Appraisal Rights

Stockholders do not have the right to dissent and obtain appraisal of, or payment for, such stockholder’s capital stock under the Delaware General Corporation Law, our Certificate of Incorporation or our bylaws in connection with the Reverse Split.

Anti-takeover Effects

An additional effect of the Reverse Split would be to increase the relative amount of authorized but unissued shares of our common stock, which may, under certain circumstances, be construed as having an anti-takeover effect. Although not intended for such purposes, the effect of the increase in available shares could be to render more difficult or discourage an attempt to take over or otherwise obtain control of the company (for example, by permitting issuances that would dilute the stock ownership of a person or entity seeking to effect a change in the composition of our board of directors or contemplating a tender offer or other change in control transaction). Our board of directors is not presently aware of any attempt to acquire control of our company, and the Reverse Split proposal is not part of any plan by our board of directors to recommend or implement a series of anti-takeover measures.

Accounting Matters

As of the Split Effective Time, the stated capital on our balance sheet attributable to our common stock would be reduced proportionately based on the selected exchange ratio, and the additional paid-in capital account would be credited with the amount by which the stated capital is reduced. In financial statements filed after the Split Effective Time, we would restate net income or loss per share and other share and per-share amounts for periods ending before the Reverse Split to give retroactive effect to the Reverse Split. The per-share net income or loss or net book value of our common stock would be increased because there would be fewer shares of our common stock outstanding.

Material U.S. Federal Income Tax Consequences of the Reverse Split

The following discussion is a summary of the material U.S. federal income tax consequences of the proposed Reverse Split to U.S. Holders (as defined below). This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, U.S. Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in each case in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Split.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as:

•
an individual who is a citizen or resident of the United States;
•
a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

This discussion is limited to U.S. Holders who hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a U.S. Holder, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. Holders that are subject to special rules, including, without limitation:

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Financial institutions;
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Insurance companies;
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Real estate investment trusts;
•
Regulated investment companies;
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Grantor trusts;
•
Tax-exempt organizations;
•
Dealers or traders in securities, commodities or currencies;
•
U.S. expatriates and former citizens or long-term residents of the United States;
•
Stockholders who hold or received our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;
•
Stockholders who hold common stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes or U.S. holders that have a functional currency other than the U.S. dollar; or
•
Stockholders who actually or constructively own 10% or more of our voting stock.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Split to them.

In addition, the following discussion does not address the U.S. federal estate and gift tax, alternative minimum tax, or state, local and non-U.S. tax law consequences of the proposed Reverse Split. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the proposed Reverse Split, whether or not they are in connection with the proposed Reverse Split.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND DOES NOT CONSTITUTE TAX ADVICE. STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PROPOSED REVERSE SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

The proposed Reverse Split is intended to be treated as a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. As a result, a U.S. Holder generally should not recognize gain or loss upon the proposed Reverse Split for U.S. federal income tax purposes, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock received pursuant to the proposed Reverse Split should equal the aggregate adjusted tax basis of the shares of our common stock surrendered (reduced by the amount of such basis that is allocated to any fractional share of our common stock for which the U.S. Holder receives cash). The U.S. Holder’s holding period in the shares of our common stock received pursuant to the proposed Reverse Split should include the holding period in the shares of our common stock surrendered. U.S. Treasury regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in the recapitalization. U.S. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder that, pursuant to the proposed Reverse Split, receives cash in lieu of a fractional share of our common stock should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock surrendered that is allocated to such fractional share. Such capital gain or loss will be short term if the pre-Reverse Split shares were held for one year or less at the Split Effective Time and long term if held for more than one year.

Payments of cash made in lieu of a fractional share of our common stock may, under certain circumstances, be subject to information reporting and backup withholding. To avoid backup withholding, each U.S. Holder that does not otherwise establish an exemption should furnish its taxpayer identification number and comply with the applicable certification procedures.

Backup withholding is not an additional tax and amounts withheld will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Recommendation of the Board of Directors

OUR board of directors BELIEVES THAT THE adoption and approval of an amendment to our AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, to effect a reverse stock split IS IN THE BEST INTERESTS OF THE COMPANY AND OUR STOCKHOLDERS AND, THEREFORE, recommends that THE stockholders vote for thIS PROPOSAL.

STOCKHOLDER PROPOSALS FOR OUR 2027 ANNUAL MEETING

Stockholder Proposals Included in Proxy Statement

In order to be considered for inclusion in our proxy statement and proxy card relating to our 2027 annual meeting of stockholders, stockholder proposals must be received by us no later than November [__], 2026, which is 120 days prior to the first anniversary of the mailing date of this proxy, unless the date of the 2027 annual meeting of stockholders is changed by more than 30 days from the anniversary of the Annual Meeting, in which case, the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy card in accordance with regulations governing the solicitation of proxies.

Stockholder Proposals Not Included in Proxy Statement

In addition, our bylaws establish an advance notice procedure for nominations for election to our board of directors and other matters that stockholders wish to present for action at an annual meeting other than those to be included in our proxy statement. In general, we must receive other proposals of stockholders (including director nominations) intended to be presented at the 2027 annual meeting of stockholders but not included in the proxy statement by January 13, 2027, but not before December 14, 2026, which is not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. However, if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice must be received no earlier than the close of business 120 calendar days prior to such annual meeting, and no later than the close of business on the later of 90 days prior to such annual meeting and 10 days following the day on which public announcement of the date of such annual meeting was first made by us. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the board of directors for the 2027 annual meeting of stockholders may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our bylaws which also specify requirements as to the form and content of a stockholder’s notice.

In addition to satisfying the advance notice provisions in our bylaws relating to director nominations, including the earlier notice deadlines set out above, to comply with the SEC’s universal proxy rule, stockholders who intend to solicit proxies in support of director nominees other than our nominees in compliance with Rule 14a-19 under the Exchange Act must also provide notice that sets forth the information required by Rule 14a-19 no later than February 12, 2027. If the date of the 2027 annual meeting of stockholders changes by more than 30 days from the anniversary of this year’s Annual Meeting, such notice must instead be provided by the later of 60 days prior to the date of the 2027 annual meeting of stockholders or the 10th day following public announcement by us of the date of the 2027 annual meeting of stockholders.

Stockholder proposals must be delivered to the Company’s Secretary at 40 Guest Street, Boston, Massachusetts 02135.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some brokers and other nominee record holders may be “householding” our proxy materials. This means a single notice and, if applicable, the proxy materials, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received. We will promptly deliver a separate copy of the proxy materials and our 2025 Annual Report of Stockholders, which consists of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, to you if you write us at Secretary, Cue Biopharma, Inc. 40 Guest Street, Boston, Massachusetts 02135 or call us at (617) 949-2680. If you would like to receive separate copies of our proxy materials and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, brokerage firm or other nominee record holder, or you may contact us at the above address and telephone number.

OTHER MATTERS

We do not know of any business that will be presented for consideration or action by the stockholders at the Annual Meeting other than that described in this Proxy Statement. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes.

We hope that you will attend the Annual Meeting. Whether or not you plan to attend, we urge you to vote your shares over the Internet or by telephone, or to complete, date, sign and return the proxy card in the postage-prepaid envelope. A prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated.

APPENDIX A

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CUE BIOPHARMA, INC.

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

Cue Biopharma, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the Board of Directors of the Corporation has duly adopted resolutions in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware authorizing, declaring advisable and approving an amendment to the Amended and Restated Certificate of Incorporation, as amended, of the Corporation. Thereafter, the stockholders of the Corporation duly adopted such amendment in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

SECOND: That the amendment to the Amended and Restated Certificate of Incorporation, as amended, of the Corporation set forth in this Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the Board of Directors and stockholders of the Corporation.

THIRD: That, upon the effectiveness of this Certificate of Amendment, Section 3.01 of Article III of the Amended and Restated Certificate of Incorporation, as amended, is hereby amended and restated in its entirety as follows:

“SECTION 3.01. Amount.

(A) Effective upon the effective time of this Certificate of Amendment of Amended and Restated Certificate of Incorporation, as amended, of the Corporation (the “Effective Time”), a one-for-[__]1 reverse stock split of the Common Stock shall become effective, pursuant to which each [__]1 (the “Reverse Stock Split Number”) shares of Common Stock issued and outstanding and held of record by each stockholder of the Corporation immediately prior to the Effective Time shall be automatically reclassified and combined into one (1) validly issued, fully paid and nonassessable share of Common Stock without any further action by the Corporation or the holder thereof and shall represent one share of Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain at $0.001 par value per share. No fractional shares of Common Stock shall be issued as a result of or in connection with the Reverse Stock Split and in lieu thereof, any stockholder who otherwise would be entitled to receive a fractional share of Common Stock shall be entitled to receive cash (without interest) equal to the fraction of one share of Common Stock to which such stockholder would otherwise be entitled multiplied by (i) the closing price per share of the Common Stock on the Nasdaq Capital Market at the close of business on the trading day preceding the date of the Effective Time multiplied by (ii) the Reverse Stock Split Number.

[1] Shall be a number equal to or greater than 30 (thirty) and equal to or less than 50 (fifty) and shall not include more than four decimal digits. It being understood that any number within such range shall, together with the remaining provisions of this

Certificate of Amendment not appearing in brackets, constitute a separate amendment being approved and adopted by the board of directors and stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware with each such form of Certificate of Amendment (other than the Certificate of Amendment, if any, that is filed with the Secretary of State of the State of Delaware) to be abandoned immediately prior to the filing of the Certificate of Amendment.

Each stock certificate or book entry position that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares formerly represented by such certificate or book entry position have been reclassified as well as the right to receive cash in lieu of fractional shares of Common Stock after the Effective Time; provided, however, that each stockholder of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new book entry position evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified.

(B) The total number of shares which the Corporation has authority to issue is 310,000,000 shares, consisting of: 10,000,000 shares designated as Preferred Stock, par value of $0.001 per share (“Preferred Stock”), and 300,000,000 shares designated as Common Stock, par value of $0.001 per share (“Common Stock”). ”

FOURTH This Certificate of Amendment of Amended and Restated Certificate of Incorporation, as amended, shall be effective at _:__ _._., Eastern Time, on _______, 2026.

IN WITNESS WHEREOF, this Certificate of Amendment of Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this __ day of __, 2026.

CUE BIOPHARMA, INC.

By: Title:	Usman Azam President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Form 10-K are available at www.proxyvote.com.

w VIEW MATERIALS & VOTE CUE BIOPHARMA, INC. 40 GUEST ST. BOSTON, MA 02135 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 12, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CUE2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 12, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CUE BIOPHARMA, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH DIRECTOR NOMINEE IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, AND 4: 1. The election of seven nominees to our board of directors: Nominees: For Withhold 3. The approval, on a non-binding advisory basis, of the compensation of our named executive officers. 4. The adoption and approval of an amendment to our Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our issued shares of common stock at a ratio within the range of not less than 1-for-30 and not more than 1-for-50, with the exact ratio within such range and the implementation and timing of such reverse stock split to be determined at the sole discretion of our board of directors without further approval or authorization of our stockholders. NOTE: The proxies are authorized to vote, in their discretion, upon such other business that may properly come before the Annual Meeting or any adjournment thereof. For Abstain Against 2. The ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized office

CUE BIOPHARMA, INC.ANNUAL MEETING OF STOCKHOLDERSApril 13, 2026 9:00 AM EDTTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe stockholder(s) hereby appoint(s) Usman Azam, Lucinda Warren, and Colin Sandercock, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CUE BIOPHARMA, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 9:00 AM EDT, on April 13, 2026, atwww.virtualshareholdermeeting.com/CUE2026, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.